UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Frontier Communications Parent, Inc.
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Notice of 2024 Annual Meeting of Stockholders
Date and Time:
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Frontier Communications Parent, Inc. will be held on Wednesday, May 15, 2024, at 10:00 a.m. Eastern Time.

Virtual Location:
The Annual Meeting will be a virtual meeting conducted via live webcast. Stockholders will be able to attend the Annual Meeting online at www.virtualshareholdermeeting.com/FYBR2024.
The purpose of the meeting is to consider and act on the following items of business:
1.	To Elect Ten (10) Directors
2.	To Adopt and Approve a 2024 Management Incentive Plan
3.	To Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2024
4.	To Approve, on an Advisory Basis, our Named Executive Officer Compensation
In addition, we will transact any other business as may properly come before the meeting.
Stockholders of record as of the close of business on March 19, 2024, are entitled to vote at the Annual Meeting or any adjournments or postponements thereof.
YOUR VOTE IS VERY IMPORTANT TO US Please review the proxy statement and vote promptly by internet, by telephone or by signing and returning your proxy card if you received a printed version in the mail. Voting instructions are included in the Notice of Internet Availability of Proxy Materials (the “Notice”) which is first being mailed to you on or about April 3, 2024. If you hold shares through a broker, bank, or other nominee, you will receive information on how to give voting instructions to your broker, bank, or other nominee.
ATTENDING THE MEETING You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/FYBR2024 and entering your unique control number printed on your Notice, Proxy Card, or Voting Instructions. The Annual Meeting will begin promptly at 10:00 a.m. E.T.
By Order of the Board of Directors,

Anne C. Meyer
Senior Vice President, Associate General Counsel and Corporate Secretary
April 3, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2024. The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.frontier.com and www.proxyvote.com.You will need the unique control number printed on your Notice, Proxy Card, or Voting Instructions to access these materials electronically.
Frontier Communications	i	2024 Proxy Statement

Message From Our Executive Chairman
Dear Stockholders,
2023 was an exceptional year for our company.
We solidified Frontier’s position as a fiber broadband leader and reaffirmed our ability to deliver long-term value for our stockholders. Notably, we fulfilled our promise that 2023 would be the year that our consistent operational success would translate into sustainable financial growth.
In 2023, our fiber business delivered strong results in all of our key focus areas: locations passed, broadband customers, revenue, and EBITDA. As a result, Frontier achieved year-over-year EBITDA growth for the first time in more than a decade.
Our tremendous progress since we began this turnaround journey three years ago is a credit to our highly qualified leadership team. I am grateful for their contributions, which in a few short years have created a strong foundation for sustained growth and value creation.
I am excited about the opportunities ahead for us in 2024 and beyond. Our clear strategy, purpose-led culture, and dedicated team give me the confidence that we have only just begun to realize Frontier’s full potential.
On behalf of your Board of Directors, I want to thank you for coming along on this journey.

John Stratton
Executive Chairman
Frontier Communications	ii	2024 Proxy Statement

Message From Our CEO
Dear Stockholders,
When we began this turnaround in 2021, we started with a clean slate and a plan to build Frontier into a leading fiber internet company. With your support and the relentless effort of our Frontier team, that’s exactly what we’ve done.
Our ambitious purpose is to Build Gigabit America™ and our strategy is simple: build fiber, sell fiber, improve customer service, and become a more efficient business. We built our strategy on the belief that with every new fiber passing we build, and every new fiber customer we win, Frontier becomes a more valuable company.
With fiber now representing the majority of our customers, revenue, and EBITDA, we reached a significant milestone last year. We achieved full-year EBITDA growth for the first time in more than a decade. This is the result of our team’s steady execution of our strategy, and it’s the most compelling evidence yet that our fiber-first strategy is working.
As the largest pure-play fiber internet provider in the country, we have scale and momentum going into 2024. Over the last three years, we have doubled our fiber passings and reached a record two million fiber customers. We have also improved our customer service to industry-leading levels and become a more efficient, digital business.
We have built a strong foundation to support accelerated growth and our team continues to rigorously execute our strategy. I am confident that we are well positioned to unlock Frontier’s full potential for the benefit of our employees, customers, and stockholders.
Thank you to everyone at Frontier for delivering connectivity to millions of consumers and businesses across the country – and to our stockholders for your investment in and continued support of our business.

Nick Jeffery
President and CEO
Frontier Communications	iii	2024 Proxy Statement

Frontier Communications	iv	2024 Proxy Statement

Frontier Communications	v	2024 Proxy Statement

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement about Frontier Communications Parent, Inc. (“Frontier,” or the “Company”) and the Annual Meeting. You should read the entire Proxy Statement carefully before voting.
2024 ANNUAL MEETING

Date and Time 10:00 a.m., Eastern Time, on May 15, 2024	Record Date Stockholders of record as of the close of business on March 19, 2024 are entitled to vote at the meeting or any adjournments or postponements thereof.	Virtual Location This year’s Annual Meeting will be a virtual meeting conducted via live webcast at www.virtualshareholdermeeting.com/ FYBR2024.
Meeting Agenda Items		Board Vote Recommendation	See Page
Proposal 1	To Elect Ten (10) Directors	FOR each Director Nominee	9
Proposal 2	To Adopt and Approve a 2024 Management Incentive Plan	FOR this item	34
Proposal 3	To Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2024	FOR this item	45
Proposal 4	To Approve, on an Advisory Basis, Our Named Executive Officer Compensation	FOR this item	77
Frontier Communications	1	2024 Proxy Statement

Proxy Summary
STRATEGY AND FINANCIAL HIGHLIGHTS
Frontier is a leading communications and technology provider offering gigabit speeds to 2.9 million broadband subscribers in 25 states as of December 31, 2023. We are building critical infrastructure across the country with our fiber-optic network and cloud-based solutions, enabling secure high-speed connections. Driven by our purpose of Building Gigabit AmericaTM, we are focused on supporting a digital society, closing the digital divide, and working toward a more sustainable environment.
2023 was another pivotal year in Frontier’s transformation. We continued execution of our strategy, delivered strong financial performance, and achieved our goal of full year EBITDA growth.

(1)
In this Proxy Statement, we use Adjusted EBITDA which is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (i.e., a “Non-GAAP” measure). We use Non-GAAP financial measures, including Adjusted EBITDA, and other performance metrics to manage our business, to set operational goals and, in certain cases, as a basis for determining compensation. See Annex A for a reconciliation of non-GAAP financial results.

2023 Strategic Highlights
We remain focused on execution of our four key strategic priorities: build fiber, sell fiber, improve the customer experience and simplify operations.

Key milestone accomplishments against our four levers of value creation in 2023 include:
Fiber Deployment: We added approximately 1.3 million new fiber passings. As of December 31, 2023, we had approximately 6.5 million total locations passed with fiber, and more than doubled our fiber footprint since we started our build in 2020.
Frontier Communications	2	2024 Proxy Statement

Proxy Summary
Fiber Penetration: We strive to deliver new best-in-market products to meet customer demands and increase penetration across our fiber footprint. We added a record 318,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 19% as compared to 2022. These record fiber broadband net additions resulted in rising fiber broadband customer penetration across our footprint. We are targeting terminal penetration of 45% or higher in markets we have passed with fiber.
Customer Experience: In 2023, we continued to focus on improving our customer service by systematically removing the reasons why customers needed to call us and introducing new digital self-service tools including our conversational AI-chat bot and newly redesigned app. From 2002 to 2023, we improved fiber broadband churn from 1.38% to 1.32% and reduced calls into call centers by 2 million calls.
Operational Efficiency: Across the company, we have identified opportunities to simplify and digitize our operations. We achieved our annualized gross run rate cost savings target of $500 million in 2023 – double our initial target of $250 million. As of December 31, 2023, we had realized $527 million of gross annualized cost savings.
Our People
Our greatest asset is our high-performing and diverse workforce. Motivated by a belief that Frontier’s success depends on our employees’ success, we strive to provide the skills they need to thrive by creating an inclusive culture that rewards them with competitive compensation and benefits, makes safety paramount, and nurtures professional and personal development. No matter where our team members work, we are all focused on bringing the best experiences to our customers and that starts with making Frontier a great place to work. We have invested in creating a work environment and culture where team members thrive because they feel supported, challenged, respected, and rewarded. It’s a place where people can grow professionally and become leaders who inspire transformative results.
2024 DIRECTOR NOMINEES AT A GLANCE
Our Board of Directors (“Board”) recommends a vote FOR the election of each of the ten (10) following nominees for director. All nominees are currently serving as directors. Age shown is as of the date of the Annual Meeting.
Name	Age	Director Since	Occupation/Career Highlights	Committee Membership
Kevin L. Beebe (Lead Independent Director)	65	2019	President and Chief Executive Officer of 2BPartners, LLC; Co-Founder Astra Capital Management	• Compensation • Nom & Corp Gov
Lisa V. Chang	55	2021	Senior Vice President and Global Chief People Officer, The Coca-Cola Company	• Compensation
Pamela L. Coe	64	2021	Former SVP, Deputy General Counsel & Corporate Secretary of Liberty Media Corporation	• Audit • Compensation (Chair)
Nick Jeffery	56	2021	President and Chief Executive Officer, Frontier Communications	None
Frontier Communications	3	2024 Proxy Statement

Proxy Summary
Name	Age	Director Since	Occupation/Career Highlights	Committee Membership
Stephen C. Pusey	62	2021	Former Group Chief Technology and Operations Officer of Vodafone Group Plc	• Audit • Nom & Corp Gov
Margaret M. Smyth	60	2021	Partner, Global Infrastructure at QIC; Former Chief Financial Officer of National Grid USA	• Audit (Chair) • Nom & Corp Gov
John G. Stratton	63	2021	Executive Chairman, Frontier Communications; Former EVP and President of Global Operations at Verizon	None
Maryann Turcke	58	2021	Former Chief Operating Officer, National Football League	• Compensation • Nom & Corp Gov (Chair)
Prat Vemana	52	2021	Executive Vice President, Chief Digital and Product Officer of Target Corporation	• Audit
Woody Young	65	2024	Former Chairman of Mergers and Acquisitions at Perella Weinberg Partners	• Audit • Nom & Corp Gov
Highly Qualified Board, with Broad Diversity Across Backgrounds, Skills and Experiences
Our Board brings extensive experience across key disciplines, including technology, finance, operations, value creation and M&A, legal and regulatory, industry experience and people talent. We believe that diversity in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board.
Our Board consists of individuals who, collectively, have relevant experience to provide oversight and guidance for Frontier’s strategic, operational, and cultural priorities as shown in the key skills table below. The average tenure of our directors is 2.8 years.

Frontier Communications	4	2024 Proxy Statement

Proxy Summary
On February 5, 2024, based upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved an increase in the size of the Board from nine to ten directors and appointed Woody Young as a director. Mr. Young brings decades of experience as an investment banker in the telecom industry, as well as deep operational and financial expertise. The Board believes he will provide meaningful insight as Frontier pursues its strategy of Building Gigabit America™ and executes a formal and comprehensive review process of all opportunities to unlock shareholder value.
Additional information about each director nominee’s background and experience can be found beginning on page 9.

GOVERNANCE HIGHLIGHTS
Frontier is committed to strong corporate governance, which promotes the long-term interest of stockholders, enhances management and Board accountability, and builds stakeholder trust in Frontier. The Board works collaboratively with senior management, meeting regularly and spending significant time engaging in discussions to understand Frontier’s strategic challenges and opportunities. Our directors provide valuable insight and risk oversight that help guide management’s decision-making and actions.
The Board is also committed to ensuring that Frontier’s governance reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and its stockholders. For example, in November 2022, the Board reviewed and enhanced its independent leadership structure with the appointment of Kevin Beebe to serve as the Board’s first Lead Independent Director. The Board believes this governance structure creates a logical point for independent director feedback to be captured and communicated to the Executive Chairman and CEO and reflects the maturing operational and governance framework of the Company.
The following is a summary of our governance highlights:
Independent Oversight	✔	All non-employee directors (eight of ten total directors) are independent
	✔	Each standing committee is composed exclusively of independent directors
	✔	Regular executive sessions of independent directors
	✔	Lead Independent Director

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Proxy Summary
Board Effectiveness	✔	An Executive Chairman of the Board with extensive duties
	✔	Strategy and risk oversight by full Board and committees
	✔	Annual Board and committee evaluations
	✔	Limits on other public board service
	✔	Continuing education for all directors

Stockholder Accountability	✔	Annual election of all directors
	✔	Stock ownership guidelines for executive officers and non-employee directors
	✔	Robust stockholder engagement program
	✔	No poison pill or dual-class shares

ESG Commitment	✔	Board oversight of priority ESG issues, including human capital management and our environmental impact
	✔	Commitment to ESG embedded in our purpose and focused on four core elements: our technology, our people, our planet and our governance
	✔	Annual ESG report
Frontier Communications	6	2024 Proxy Statement

Proxy Summary
ESG HIGHLIGHTS
Strategic Areas of Focus
Our environmental, social and governance (ESG) strategy is focused on delivering long-term value for our company and positive social and environmental impact for the people and communities we serve. ESG is integrated into all we do as a company and guided by our purpose, Building Gigabit AmericaTM.
Our commitment to managing ESG issues includes Board oversight, executive leadership, and dedicated teams of subject-matter experts from across the company.
We are dedicated to demonstrating our commitment to sustainability and corporate responsibility. In 2021, we identified the ESG priorities most critical to our business success, reflecting the topics of highest priority to us and our stakeholders. This prioritization guides our ESG efforts as we evolve our sustainability strategy and disclosure measures.
We identified five strategic areas of focus that we believe are significant to building a more sustainable fiber internet company. Each of these material issues is owned by an executive committee member, who reports regularly to management and our Board:
•	Diversity, equity, and inclusion
•	Greenhouse gas (GHG) emissions and energy
•	Talent engagement
•	Workplace health and safety
•	Data security and privacy
We also identified additional areas of importance that are foundational to our business: community engagement and economic opportunity; competitive behavior; corporate governance; human rights and labor; network reliability; product end-of-life and recycling; and systemic risk management. Focusing on these areas plays an important role in the success of our business and our impact on society, and we will continue to address them in our ESG efforts.
Board of Directors and Executive Oversight
Under the direction of our Board and executive management team, we have embedded ESG into our strategy and purpose of Building Gigabit America™. Our Nominating and Corporate Governance Committee has primary oversight of ESG matters. This includes reviewing and monitoring the development and implementation of the material policies and goals we may establish from time to time concerning ESG and sustainability matters.
As ESG encompasses a broad set of potential risks and opportunities, multiple committees play a role in ESG-related matters. For example, together with management, our Compensation and Human Capital Committee reviews risks related to human capital management, including our company’s compensation policies and practices. Our audit committee, among other things, oversees cybersecurity-related risks and business continuity planning.
As part of good governance and Board effectiveness, our Board works with our executive team to identify appropriate key topics to be briefed on, including those related to ESG and other sustainable development initiatives.
Management is responsible for our risk management activities, including the annual Enterprise Risk Management (ERM) process, which is jointly administered by our Chief Financial Officer and our head of Internal Audit. ESG risks are also included as part of the ERM process. Each member of our executive team and his or her direct reports participate in an annual identification, assessment and evaluation of enterprise-level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize or manage that risk.
ESG Reporting
We are committed to being transparent in sharing our progress on our sustainability strategy and will share updates in our annual ESG report. Our 2023 ESG report will be available in the second quarter of 2024 on
www.frontier.com
. The report will include, among other things, the steps we’re taking to reduce our environmental footprint, and an update on social initiatives including our Broadband for Good program.
Frontier Communications	7	2024 Proxy Statement

Proxy Summary
Our ESG report is aligned to global reporting standards including industry-specific SASB and GRI standards and relevant company data is disclosed in this annual report. Neither our ESG report, nor any information contained on our corporate website, is incorporated by reference into this Proxy Statement or any of our other SEC filings.
EXECUTIVE COMPENSATION HIGHLIGHTS
Our Compensation and Human Capital Committee believes strongly in implementing and maintaining a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO and our other executive officers (including our named executive officers (“NEOs”)) is “at-risk” and dependent upon factors including Frontier’s future performance through achievement of key financial and business objectives and stock price performance.
Our executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program is intended to reward performance, strong leadership, and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.
Elements of our 2023 compensation program include:
Component	Type	Key Objectives and Features
Annual Base Salary	Cash
Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market. Reflect individual skills, experience, responsibilities, and performance over time.

Annual Incentive Plan (“AIP”)	Cash
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives. Incorporates financial and operational metrics, including Adjusted EBITDA (45%), Revenue (20%), Fiber Locations Constructed (17.5%) and Net Fiber Broadband Adds (17.5%).

Long-Term Incentive Compensation (“LTI”)	Equity
Restricted Stock Units (“RSUs”) (33%)		Promote executive retention, enhance executive stock ownership over the long-term and align compensation over a multi-year period directly with the interests of stockholders.
Performance Stock Units (“PSUs”) (67%)
Closely align executive and stockholder interests over a three-year period. Encourage focus on the achievement of long-term financial goals and strategic objectives. Promote retention and enhance executive stock ownership. For 2023, based on long-term financial and operational goals, including Adjusted Fiber EBITDA (33.33%), Fiber Locations Constructed (33.33%) and Expansion Fiber Penetration (33.33%). These results are then subject to a three-year relative TSR modifier, which provides that the portion of the PSUs earned based on operational goals may be increased or decreased by 20% (+/- 20%).

The Compensation Discussion & Analysis section of this proxy statement provides details on the 2023 compensation program and the process of our Compensation & Human Capital Committee.
Frontier Communications	8	2024 Proxy Statement

1	Proposal One: Election of Directors
BOARD RECOMMENDATION

Each director is elected at the annual stockholder meeting to hold office until the next annual stockholder meeting or until his or her successor has been qualified and elected. Directors are elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

If any of the Board’s nominees becomes unavailable prior to the Annual Meeting to serve as a director, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

Our Board unanimously recommends that you vote
FOR
the election of each of the following director nominees:

DIRECTOR NOMINEES

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the ten (10) individuals listed below, each of whom is currently serving as a director. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.
10 DIRECTORS nominated for election at the 2024 annual meeting

1 YEAR Directors are elected to serve annual terms
Frontier Communications	9	2024 Proxy Statement

Proposal 1

Kevin L. Beebe (Lead Independent Director)
Key Skills and Experience:

• Senior Leadership: Has served as President and Chief Executive Officer of 2Bpartners, LLC, a partnership that provides strategic, financial, and operational advice to private equity firms and companies in the technology and telecom industries, since 2007. Founding partner of Astra Capital Management, a private equity firm focused on providing capital to technology and telecom companies.
• Value Creation and M&A: As Group President of Operations at ALLTEL Corporation, a then publicly held telecommunications services company, from 1998 to 2007, oversaw $60 billion worth of transactions and served as a critical driver in the decision to take the company private.
• Telecom Expertise: Brings over 30 years of expertise in communications and technology, including marketing, customer service, and financial market experience.
• Education: Bachelor’s Degree in Economics, Kutztown University in Pennsylvania; Master’s in Economics, Bowling Green University in Ohio; completed the Columbia University Executive Program in Business Administration.

Career Highlights:

• 2Bpartners, LLC: President and Chief Executive Officer (2007 – Present)
• Astra Capital Management: Founding Partner (2014 – Present)
• ALLTEL Corporation: Group President of Operations (1998 – 2007)
• 360 Communications Co.: Executive Vice President of Operations (1996 – 1998)
•  AT&T/Sprint: Various management roles in Regulatory Affairs, Marketing, Enterprise Sales, Network and Operations (1983 – 1995)

Public Company Board Experience:

• SBA Communications Corporation (2009 – Present)
• Skyworks Solutions, Inc. (2004 – Present)

Private Company Boards and Other Memberships:

•  DartPoints (2020 – Present); Logix Fiber Company (2016 – Present); Syniverse Technologies (2011 – Present); NII Holdings, Inc. (2010 – Present)

Independent Director since 2019; Lead Independent Director since November 2022

Board Committees: Compensation and Human Capital; Nominating and Corporate Governance

Frontier Communications	10	2024 Proxy Statement

Proposal 1

Lisa V. Chang
Key Skills and Experience:

  • Senior Leadership: Executive Vice President and Global Chief People Officer of The Coca-Cola Company since 2019, responsible for leading the company’s global people strategy and overseeing talent, total rewards, and DE&I efforts. Prior to this role, served as Senior Vice President and Chief Human Resources Officer for AMB Group LLC, leading HR strategy and operations for all AMB businesses.
• M&A Integration: Has played a critical role in Coca-Cola acquisitions and integrations, specifically Fairlife, BODYARMOR, and Costa Limited. As Vice President of International Human Resources at Equifax, oversaw six acquisitions internationally in an 18-month period.
• People Management: Brings to the Board extensive experience in devising long-term strategies for people, culture, talent, and leadership.
• Education: Bachelor’s Degree in Communications from the University of Virginia; Master’s in Business Administration in International Business from the Stetson School of Business and Economics at Mercer University.

Career Highlights:

• The Coca-Cola Company: Executive Vice President and Global Chief People Officer (2019 – present)
• ABM Group LLC: Senior Vice President and Chief Human Resources Officer (2014 – 2019)
• Equifax: Vice President, International Human Resources (2013 – 2014)
• Turner Broadcasting System, Inc.: Senior Vice President, Human Resources (2009 – 2013)
• The Weather Channel: EVP, Chief Human Resources Officer (2004 – 2009)

Private Company Boards and Other Memberships:

• Coca-Cola Scholars Foundation (2020 – Present); Catalyst Inc. (2019 – present)

Independent Director since April 2021

Board Committees: Compensation and Human Capital; Audit (April 2021 - March 2024)

Frontier Communications	11	2024 Proxy Statement

Proposal 1

Pamela L. Coe
Key Skills and Experience:

 • Senior Leadership: Served in various executive-level legal capacities at Liberty Media Corporation and its spin-off public companies from 2007 until her retirement in 2020. Responsibilities included serving as board secretary and legal advisor to Liberty Media, Qurate Retail, Liberty Broadband, and Liberty Expedia. Also served as the HR lead at Liberty Media, assisting with executive talent acquisition and retention at the holding company and subsidiary level. Launched and led the company’s government affairs function, using customized approaches to achieve business objectives in a competitive regulatory landscape.
• Value Creation and M&A: Brings extensive M&A, securities law, capital markets, and transaction experience in the TMT space, having worked on billions of dollars of complex, value-creating transactions. Was actively involved in Liberty’s many notable spin-off and tracking stock transactions, public offerings and capital market transactions, including transactions involving Sirius XM, the Atlanta Braves, Expedia Group, Starz, The Formula One Group, and Liberty’s interest in Charter Communications.
• Corporate Governance; Compliance; Risk Management: Brings significant expertise in corporate governance, global compliance, and enterprise risk management. Through her work with the Liberty public company boards and committees, is experienced in corporate governance, securities law compliance, executive compensation intricacies, and audit and accounting practices. Was also instrumental in monitoring legal and regulatory changes to position the company to address global requirements while meeting business objectives. Brings deep experience in board room processes and dynamics, having managed and set agendas for numerous Liberty public companies. Partnered in the oversight of enterprise risk management, including cybersecurity and privacy.
• Education: Bachelor’s Degree in Finance, Arizona State University; J.D. from the UCLA School of Law.

Career Highlights:

•  Liberty Media Corporation (2007 – 2020): Senior Vice President, Deputy General Counsel and Corporate Secretary
• Tele-Communications, Inc. (1993 – 2000): Senior Counsel

Public Company Board Service:

• Luna Innovations Incorporated (2021 – Present)
• Expedia Group (2012 -2019)

Private Company Boards and Other Memberships:

• State Bars of California and Colorado

Independent Director since April 2021

Board Committees: Audit; Compensation and Human Capital (Chair)

Frontier Communications	12	2024 Proxy Statement

Proposal 1

Nick Jeffery (President & CEO)
Key Skills and Experience:

  • Senior Leadership: President and Chief Executive Officer of Frontier Communications since 2021. Prior to this, served as Chief Executive Officer of Vodafone UK, where he led the turnaround of the business, returning it to revenue and market share growth, reducing operating expenses, and increasing customer satisfaction, while delivering double-digit EBITDA growth and increased free cash flow. During his time at Vodafone the company became Europe’s fastest-growing broadband provider and the largest cable TV company. Formerly served as Chief Executive Officer of Cable & Wireless Worldwide, one of the world’s largest wireline companies.
• Value Creation and M&A: Served on the Vodafone Group Executive Committee for eight years, during which time he oversaw aspects of Vodafone’s sale of its 45% stake in Verizon Wireless for $130 billion, the third largest transaction in corporate history at that time, and participated in all other transactions throughout his tenure. He led Vodafone Group’s acquisition of Cable & Wireless Worldwide for $1.7 billion – one of the most financially successful acquisitions in Vodafone’s history. He was subsequently appointed Chief Executive Officer of the acquired entity before integrating it with Vodafone UK and becoming Chief Executive Officer of the combined group. Also led Vodafone’s acquisitions of Italian automotive telematics firm Cobra Automotive Technologies and European IT and communications consultancy Bluefish Communications Ltd.
• Telecom Expertise: Brings to the Board 33 years of strategic insight, operational expertise, and leadership in the telecommunications industry in the US and globally, including running businesses in the UK, Europe, and Asia.
• Education: Bachelor’s Degree in Economics from the University of Warwick, UK; graduate of INSEAD, Management Development and Wharton, International Forum.

Career Highlights:

• Frontier Communications: President & CEO (2021 – Present)
• Vodafone
○ CEO Vodafone UK (2016 – 2021)
○ Vodafone Group Executive Committee (2013-2021)
○ CEO – Group Enterprise (2012-2016)
○ CEO, Vodafone’s Multi-National Corporate Business (2006 – 2012)
• Cable & Wireless Worldwide (Post-acquisition by Vodafone): CEO (2012 – 2013)

Public Company Board Service:

• Dialog Semiconductor PLC (2016 – 2021)

Private Company Boards and Other Memberships:

• The Vodafone Foundation (2016 – 2021); Fair FX Group PLC (2014 – 2016)

Director since April 2021

Frontier Communications	13	2024 Proxy Statement

Proposal 1

Stephen C. Pusey
Key Skills and Experience:

 • Senior Leadership: Served as Senior Advisor to Bridge Growth Partners since 2017, and previously served as Group Chief Technology and Operations Officer of Vodafone Group PLC.
• Value Creation and M&A: Represented the Vodafone Board within the Verizon Wireless partnership and was part of the team that led Vodafone’s sale of its 45% stake in Verizon Wireless for $130 billion – the third largest transaction in corporate history at the time. Additionally, oversaw the sale of ARM Holdings to SoftBank in a deal worth more than $32 billion, the sale of GlobalLogic to Hitachi for $9.6 billion, and the sale of Accedian to Cisco in 2023, as a Board member of the acquired companies.
• Operations: Advanced Vodafone’s network leadership in nearly every market and was responsible for defining and leading the group’s global technology strategy and operations for networks, IT, product development, and procurement. Prior to Vodafone, held various positions at Nortel Networks, including Executive Vice President and President, Nortel EMEA, and was responsible for all sales, marketing, and customer operations within the region.
• Telecom Expertise: Brings an operational telecommunications background that includes over 40 years of international business experience across several technology and service provider markets. Also brings 24 years of experience building leading networks, as well as expertise in rolling out fiber internationally.
• Education: Advanced Management Program, Harvard Business School.

Career Highlights:

• Bridge Growth Partners: Senior Advisor (2017 – Present)
• Vodafone Group PLC: Group Chief Technology and Operations Officer (2006 – 2015)
• Nortel Networks (1982 – 2006)
○ Executive Vice President
○ President, Nortel EMEA

Public Company Board Experience:

•  VEON Ltd. (2020 – 2021); FireEye, Inc. (2015 – 2021); Centrica PLC (2015 – 2020); ARM Holdings PLC (2015 – 2016); Vodafone (2009 – 2015)

Private Company Boards and Other Memberships:

•  Accedian Networks (2017 – 2023); Boldyn Networks (formerly BAI) (2022 – Present); Global Logic, Inc. (2015 – Present); Solace Systems (2017 – Present)

Independent Director since April 2021 )

Board Committees: Audit; Nominating and Corporate Governance

Frontier Communications	14	2024 Proxy Statement

Proposal 1

Margaret M. Smyth
Key Skills and Experience:

 •  Senior Leadership: Serves as Partner, Global Infrastructure at QIC, a global infrastructure investor focused on ESG-themed investments in energy and utilities, transport, and social / public / private partnership sectors, since July 2021. Prior to this, served as US Chief Financial Officer of National Grid, Vice President of Finance at Consolidated Edison, Inc., Vice President and Chief Financial Officer of Hamilton Sundstrand, and Vice President and Corporate Controller of United Technologies Corporation. Earlier in her career, was the Vice President and Chief Accounting Officer of 3M Corporation and served in various senior leadership roles for Deloitte’s and Arthur Andersen’s telecom and media practices.
• Restructuring: As Vice President and Corporate Controller of United Technologies, conceived and executed a one-year strategic plan to restructure the $25 billion US Shared Business Services organization, which significantly reduced costs, decreased error rates by 90%, and improved customer satisfaction. Also, as CFO of National Grid US, led the transformation of the company’s business services and finance function, which increased operating profit (+10.6%), achieved vs. allowed returns (99% vs. 80%), capital investment (+10.4%) and rate base (+8.9%), based on a five-year CAGR.
• Finance & Accounting: From 2014 to 2021, served as the US Chief Financial Officer of National Grid, one of the world’s largest publicly owned energy companies, overseeing all finance, accounting, transactional, and property services. Brings experience in advancing sustainability accounting practices and is a Sustainability Accounting Standards Board (“SASB”) FSA Credential Holder with deep financial experience, having served as a partner at two of the world’s largest accounting firms.
• Risk Management: Throughout her time at National Grid US, played a key role at the forefront of corporate efforts related to decarbonization, clean energy, and DE&I, and led a strategic pivot to the clean energy future, including developing financing models for new energy solutions and the expansion of electric vehicle charging stations. Also drove a risk-centric governance model across the entire portfolio of risks, including climate change and cybersecurity.
• Value Creation and M&A: Serves on the boards of Remitly Global, Inc. and Lilium N.V., including through their IPOs. Also served on the board of publicly traded Martha Stewart Living Omnimedia in the years leading to its sale to Sequential Brands. As CFO of National Grid US, was responsible for approving all material acquisitions and dispositions, capital investments, and restructurings. As an Arthur Andersen partner, played a significant role in countless M&A, IPO, and debt offering transactions for clients including News Corporation (BSkyB, Fox), Martha Stewart Living, and ITT (MSG), among others. Also led and participated in significant capital transactions at 3M, United Technologies, Con Edison, and National Grid.
• Operations: Has extensive experience in organizational effectiveness and change, having led numerous team transformations that resulted in increased productivity, engagement, and performance across the energy, manufacturing, telecommunications, and professional service sectors.
• Education: Bachelor’s Degree in Economics, Fordham University; Master’s Degree in Accounting, New York University’s Stern School of Business.

Career Highlights:

• QIC: Partner (2022 – present)
○ Senior Advisor, Global Infrastructure and Chair, CenTrio (2021 – present) and Renewa (2022 – present)
• National Grid US: Chief Financial Officer (2014 – 2021)
• Con Edison: Vice President of Finance (2012 – 2014)
• United Technologies
○ Vice President, Chief Financial Officer, Hamilton Sundstrand (2010 – 2011)
○ Vice President, Corporate Controller (2007 – 2010)
• 3M Corporation: Vice President and Chief Accounting Officer (2005 – 2007)
•  Deloitte & Touche, LLP: Managing Partner, Technology, Telecommunications, Technology and Media, Northeast Region (2002 – 2005)
•  Arthur Andersen LLP: Assurance Partner in Charge, North American Communications and Media Practice, and other roles (1985-2022)

Public Company Board Experience:

• Remitly Global, Inc. (2021 – Present)
• Lilium N.V. (2021 – Present)
• Etsy, Inc. (2016 – Present)
• Vonage Holdings Corp. (2012 – 2016)
• Martha Stewart Living Omnimedia Inc. (2012 – 2015)

Private Company Boards and Other Memberships:

• The Aspen Institute’s Henry Crown Fellows (2006 – Present)

Independent Director since June 2021

Board Committees: Audit (Chair); Nominating and Corporate Governance

Frontier Communications	15	2024 Proxy Statement

Proposal 1

John G. Stratton (Executive Chairman)
Key Skills and Experience:

 • Senior Leadership: Held several senior roles at Verizon including COO, CMO, and EVP and President of Global Operations, before retiring in 2018. Brings experience in rapidly scaling and transforming businesses worldwide and a diverse background in consumer and business markets within one of the world’s leading telecom, media, and technology firms.
• Value Creation and M&A: Led Verizon’s Wireless business through a significant restructuring that resulted in a 380-point margin expansion in three years and optimized the company’s wireline portfolio through approximately $14 billion in divestitures and $5 billion in acquisitions.
• Finance & Accounting: Held full P&L responsibility at Verizon, including all established businesses and 140,000 employees globally; generated more than $120 billion in annual revenue.
• Commercial / Consumer Markets: Led Verizon’s corporate marketing group and its consumer and business product management organizations, with recognition by Ad Age magazine as the No. 2 global “power player” in 2009.
• Education: Advanced Management Program, Harvard Business School.

Career Highlights:

• Verizon Communications Inc.
○ Executive Vice President and President of Global Operations (2015 – 2018)
○ Executive Vice President and President, Global Enterprise and Consumer Wireline (2014 – 2015)
○ Executive Vice President and President, Verizon Enterprise Solutions (2012 – 2014)
○ Executive Vice President and Chief Operating Officer, Verizon Wireless (2010 – 2011)
○ Executive Vice President and Chief Marketing Officer (2001 – 2010)

Public Company Board Experience:

• General Dynamics Corporation (2020 – Present); Abbott Laboratories (2017 – Present)

Private Company Boards and Other Memberships:

•  SubCom, LLC (2019 – Present); National Security Telecommunications Advisory Committee (NSTAC) (2012 – 2018) (Presidential appointment to advise the White House on technology issues related to national security and emergency preparedness)

Director and Executive Chairman since April 2021

Frontier Communications	16	2024 Proxy Statement

Proposal 1

Maryann Turcke
Key Skills and Experience:

 • Operations: Served as Senior Advisor to the National Football League from 2020 to 2021, having previously served as Chief Operating Officer since 2018, where she led the marketing, communications, HR, international, technology, events, and club business development organizations. Prior to this, served as President of the NFL Network, where she led operations, as well as the NFL’s owned and operated linear TV, digital media and technology assets, product development, content strategy, and marketing. Prior to the NFL, served in various operational capacities at Bell Canada from 2005 to 2017, including most recently as President of Bell Media, Inc, where she was responsible for their flagship television channels and annual revenues.
• Extensive Industry & M&A Expertise: Brings extensive industry and M&A experience to the board and serves as a board member and strategic advisor to global companies in a range of industries. At Bell Canada, was on the executive team that engaged in substantial M&A and associated integration efforts from 2008 to 2017, including CTV for $3.2 billion, Manitoba Telecom Services for $3.9 billion, and Q9 Networks for C$1.1 billion. Additionally, Bell Aliant was privatized, and its Atlantic Canada affiliate was integrated into BCE’s national operations. Currently oversees Royal Bank of Canada’s acquisition of HSBC Canada for C$13.5 billion as a member of the Board.
• Senior Leadership: Brings extensive leadership experience as well as deep expertise in the telecommunications and media industries.
• Education: Bachelor’s Degree in Civil Engineering, Queen’s University; Master’s Degree in Civil and Environmental Engineering, University of Toronto; Master’s in Business Administration in Science and Technology, Queen’s University.

Career Highlights:

• National Football League
○ Senior Advisor (2020 – 2021)
○ Chief Operating Officer (2018 – 2020)
○ President, NFL Network, Digital Media, IT and Films (2017 – 2018)
• Bell Media
○ President (2014 – 2017)
○ Executive Vice President, Field Operations (2008 – 2014)

Public Company Board Experience

• Skyworks Solutions Inc (2023 – Present); Royal Bank of Canada (2020 – Present)

Independent Director since April 2021

Board Committees: Compensation and Human Capital; Nominating and Corporate Governance (Chair)

Frontier Communications	17	2024 Proxy Statement

Proposal 1

Prat Vemana
Key Skills and Experience:

 • Digital Leadership: Has served as Executive Vice President, Chief Digital and Product Officer at Target Corporation since October 2022, where he oversees Target’s digital business and provides strategic support for Target’s product teams. Prior to Target, served as Senior Vice President and Chief Digital Officer of Kaiser Foundation Health Plans and Hospitals. Brings proven digital expertise and experience leading digital businesses across consumer-facing industries.
• Commercial / Consumer Markets: From 2015 to 2019, held positions at The Home Depot, Inc., including Chief Product and Experience Officer, where he oversaw an $11 billion supply chain, digital, marketing, and store remodel transformation.
• Growth and Value Creation: Held a variety of corporate-level positions at Staples, Inc. from 2010 to 2015, most recently as Vice President of Global eCommerce, Product Management and Analytics, during which time Staples acquired software company Runa. Was directly involved in the transaction as well as the process of integrating Runa into Staples’ operations. Was also involved in the acquisition of PNI Digital Media Inc.
• Education: Bachelor’s Degree in Computer Science and Engineering, University of Madras; Master’s in Business Administration in Global Leadership and Innovation, MIT’s Sloan School of Management.

Career Highlights:

• Target Corporation: Executive Vice President, Chief Digital and Product Officer (2022 – Present)
•  Kaiser Foundation Health Plans and Hospitals: Senior Vice President and Chief Digital Officer (2019 – 2022)
• The Home Depot
○ Chief Product and Experience Officer (2018 – 2019)
○ Vice President, Online (2015 – 2018)
• Staples: Vice President, Global eCommerce, Product and Analytics (2010 – 2015)

Independent Director since April 2021

Board Committees: Audit; Nominating and Corporate Governace (April 2021 - March 2024)

Frontier Communications	18	2024 Proxy Statement

Proposal 1

Woody Young
Key Skills and Experience:

 • Senior Leadership: Brings 30+ years of experience as an investment banker in the telecommunications and media industries, including in leadership roles at several global investment banks. Served as Co-Head of the Global Telecommunications, Media & Technology Group at Lazard before leading telecom and media at Perella Weinberg Partners, where he also served as the firm’s Chairman of Mergers and Acquisitions. Most recently, served as President of Solidigm where he directed finance, strategy, corporate development, human resources, legal, and IT functions.
• Telecom Expertise: Has vast experience in telecommunications and media, including leading the telecom groups at Perella Weinberg, Lazard, Merrill Lynch, and Lehman Brothers.
• Value Creation and M&A: Brings extensive experience having led many of the telecommunications industry’s most transformative transactions, including AT&T’s acquisitions of Time Warner ($109 billion), DirecTV ($67 billion), and BellSouth ($90 billion), Sprint’s $47 billion merger with Nextel Communications, Qwest Communications $22 billion sale to CenturyLink, and SBC’s acquisition of AT&T ($22 billion)
• Education: Bachelor’s Degree in International Relations, Brown University; Master’s Degree in International Relations, University of Cambridge; Master’s Degree in Public and Private Management, Yale School of Management.

Career Highlights:

• Solidigm (2022 – 2023)
○ President
• Perella Weinberg Partners LLC (2016 – 2022)
○ Partner
○ Chairman, Mergers & Acquisitions
• Lazard Ltd. (2009 – 2015)
○ Vice Chairman, U.S. Investment Banking
○ Co-Head, Global Telecommunications, Media & Technology Group
• Merrill Lynch & Co., Inc. (2008 – 2009)
○ Head, Global Technology, Media & Telecommunications Group
• Lehman Brothers Holdings, Inc. (1993 – 2007)
○ Managing Director & Co-Head, Global Communications & Media Group
○ Chairman, Senior Client Council
• The First Boston Corporation (1987 – 1993)
○ Director, M&A Department
• White House Fellow (1991 – 1992)
○ Special Assistant to the Deputy Secretary of the U.S. Treasury

Private Company Boards and Other Memberships:

• Solidigm (2022 – 2023)

Independent Director since February 2024

Board Committees: Audit; Nominating and Corporate Governance

Decisions regarding the renomination of directors are made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, which annually evaluates each director’s performance and contribution to the Board. See “Director Nominations” below.
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Board Composition and Structure
BOARD MEETINGS AND DIRECTOR INDEPENDENCE
In 2023, the Board held ten (10) meetings. The average attendance of all directors at Board and Committee meetings in 2023 was 98% and each director attended at least 95% of the total number of Board meetings and meetings of the committees on which the director served.
Our directors hold regularly scheduled executive sessions in which they meet outside the presence of (i) our CEO and (ii) both our CEO and our Executive Chairman. Kevin Beebe, in his role as Lead Independent Director, presides at executive sessions of the independent directors. John Stratton, in his role as Executive Chairman, presides at executive sessions of the Board in which he participates. The applicable committee Chair presides at executive sessions of the Board’s standing committees.
Under our Corporate Governance Guidelines, which are available on the Investor Relations page of our website at
www.frontier.com
, all directors are expected to have the time and willingness to carry out their duties and responsibilities effectively. The Nominating and Corporate Governance Committee considers all outside directorships under our policies with respect to overboarding. No director may serve on more than four public company boards (including Frontier’s Board), no director who is an executive officer of a public company may serve on more than two public company boards (including Frontier’s Board), and no director may serve on more than three public company audit committees (including Frontier’s Audit Committee) unless, in each case, the Nominating and Corporate Governance Committee has determined that such simultaneous service would not impair the director’s ability to effectively serve on Frontier’s Board or Audit Committee, as the case may be. In addition, directors are expected to attend the Company’s annual meeting of stockholders, unless unusual circumstances make attendance impractical. Each director attended the Company’s 2023 annual meeting of stockholders.
The Board undertakes an annual review of director independence by reviewing relationships between Frontier and each director, between each director and management, as well as the relationships between Frontier and the organizations with which each director is affiliated. After considering the relevant facts, the Board has affirmatively determined that each director, other than Mr. Stratton and Mr. Jeffery, is an independent director as defined under the rules of the SEC and Nasdaq Stock Market LLC (“Nasdaq Listing Rules”) and under the criteria adopted by the Board in the Company’s Corporate Governance Guidelines.
DIRECTOR NOMINATIONS
Our Nominating and Corporate Governance Committee evaluates and recommends to the Board candidates for nomination to the Board. The process used to identify a nominee to serve as a member of the Board of Directors may vary depending upon the qualities sought. From time to time, Frontier may engage executive search firms to assist the Nominating and Corporate Governance Committee in identifying potential new directors.
In addition, Frontier has adopted director qualification guidelines. These director criteria are part of Frontier’s Corporate Governance Guidelines which are available on the Investor Relations page of our website at
www.frontier.com
. These qualifications describe specific characteristics that the Nominating and Corporate Governance Committee will take into consideration when selecting nominees for the Board, including: educational background, experience, qualifications and skills relevant for effective understanding of the Company’s business and oversight of the Company’s management; a good reputation and character; and the lack of any conflict of interest that would impair the director’s ability to fulfill his or her responsibilities as a member of the Board. In addition, the criteria reiterate that the Board believes that diversity, including with respect to gender, race, and ethnicity, brings a valuable mix of viewpoints that are important to the effectiveness of the Board’s oversight of the Company.
On February 5, 2024, based upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved an increase in the size of the Board from nine to ten directors and appointed Woody Young as a
Frontier Communications	20	2024 Proxy Statement

Board Composition and Structure
director. Mr. Young brings decades of experience as an investment banker in the telecom industry, as well as deep operational and financial expertise. The Board believes he will provide meaningful insight as Frontier pursues its strategy of Building Gigabit AmericaTM and executes a formal and comprehensive review process of all opportunities to unlock shareholder value.
Stockholders may also propose director candidates for consideration by the Nominating and Corporate Governance Committee. See “Proposals by Stockholders” in this proxy statement.
BOARD COMPOSITION AND DIVERSITY
In the process of identifying nominees to serve as members of the Board, the Nominating and Corporate Governance Committee considers the Board’s diversity, including with respect to relevant experience, areas of expertise, tenure, gender, race, ethnicity and whether the person self-identifies as an underrepresented minority or LGBTQ+. The Board believes that diversity brings a valuable mix of viewpoints that is important to the effectiveness of its oversight of the Company. As noted above, each candidate for nomination as a director, including each person recommended by stockholders, is also evaluated in accordance with the additional criteria adopted by our Board.
In addition, the Nominating and Corporate Governance Committee will consider a nominee’s “independence,” as defined by the SEC and the Nasdaq Listing Rules. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in the best interests of Frontier and our stockholders. When considering directors for re-nomination, the Nominating and Corporate Governance Committee will also consider the results of the annual Board evaluation in its Board refreshment strategy and the participation of and contributions to the activities of the Board for any director.
Our Board includes one or more current and/or former CEOs and CFOs, experts in communications, technology, marketing and strategy, finance and auditing, value creation and M&A, and individuals of different race, gender, ethnicity, and background. As a result, our Board brings extensive experience across key disciplines, including technology, finance, operations, legal and regulatory, industry experience and human capital. Four (4) of our ten (10) director nominees are female.
Frontier Communications	21	2024 Proxy Statement

Board Composition and Structure
Board Qualifications and Skills Matrix
Listed below are the skills and experience that we consider important for our director nominees in light of our current business strategy and structure. The biography for each director notes their relevant experience, qualifications and skills relative to the matrix below.

Frontier Communications	22	2024 Proxy Statement

Board Composition and Structure
Nasdaq Board Diversity Matrix
In accordance with Nasdaq’s Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our Board diversity statistics. The Rule’s minimum diversity objective is two diverse directors, including one who self identifies as female, and one who self-identifies as either an underrepresented minority or LGBTQ+. Our Board currently includes five diverse directors.
Board Diversity Matrix (As of April 3, 2024)
Total Number of Directors: 10
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	4	6	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Frontier Communications	23	2024 Proxy Statement

Board Composition and Structure
BOARD LEADERSHIP STRUCTURE
Our Board is led by Executive Chairman John Stratton. Mr. Stratton is a highly regarded leader and was identified by stakeholders as being critical to the Company’s ability to restructure, successfully emerge from bankruptcy and formulate and execute our turnaround and strategic plans. Mr. Stratton continues to provide hands-on leadership in his role as Executive Chairman.
In November 2022, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, established the role of Lead Independent Director and appointed Kevin Beebe to that role. The Board believes that the Lead Independent Director creates a logical point for independent Director feedback to be captured and communicated to the Executive Chairman and the CEO and reflects the maturing operational and governance framework of the Company. The Lead Independent Director role at Frontier is clearly defined and set forth in a charter which provides clear lines of authority.
Our Board does not have a policy as to whether the roles of Chairman and CEO should be separate or combined; either an independent or a management director, including the CEO or another employee, may be appointed as a chairperson of the Board. In addition, if the chairperson is not an independent director, our Board may choose whether to designate a lead independent director. The Board has determined that, at this time, it is in the best interests of our stockholders to separate the roles of Chairman and CEO and for the Executive Chairman to lead the Board in conjunction with the Lead Independent Director. The Board will continue to evaluate our leadership structure based on the best interests of Frontier and our stockholders and will appropriately disclose any changes to the current board leadership structure.
Role of the Executive Chairman		Role of the Lead Independent Director
Board Governance
•	Lead the Board in its deliberation and decision-making process	•	Lead executive sessions of the independent Directors
•	Preside over meetings of the Board and annual and special meetings of stockholders	•	Contribute to meeting agendas and schedules, as appropriate
•	Organize Board meeting schedules and agendas
•	Work with the Board and its committees to evaluate prospective director candidates
•	Consult on the Board’s self-assessment and evaluation processes
Internal Leadership
•	Work closely with the CEO on key items, including Frontier’s strategic plan, and day-to-day operations	•	Serve as a liaison between the Executive Chairman, the CEO, and the independent directors
•	Act as a liaison between senior management and the Board
•	Assist in hiring and retaining Frontier’s senior management team
External Communications
•	Support CEO in developing and maintaining relationships with clients	•	As necessary, serve as a liaison with stockholders and other stakeholders
•	With CEO, actively communicate with stockholders, financial institutions, and other key stakeholders
•	Where applicable, serve as the primary point of contact with regulatory and government officials
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Board Composition and Structure
Committees of the Board
The Board has three standing committees established under our bylaws and Corporate Governance Guidelines: Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee. All members of each of the three standing Committees are independent and each independent director currently serves on at least one standing Committee.
Each committee is governed by a written charter setting forth the committee’s responsibilities, and each committee reviews its charter at least annually, with any changes being recommended to the full Board for approval. Copies of the charter for each of the committees are available under the “Governance” tab on the Investor Relations page of our website at
www.frontier.com.
In February 2024, based upon the recommendation of the Nominating and Corporate Governance Committee, the Board reviewed and approved certain changes to the composition of the three standing committees, including appointing Mr. Young as a member of the Audit and Nominating and Corporate Governance Committees. The Chair of each coommittee remains unchanged. The following table shows the current committee membership:
Name	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Kevin Beebe
Lisa Chang
Pamela Coe		Chair
Steve Pusey
Margaret M. Smyth	Chair
Maryann Turcke			Chair
Prat Vemana
Woody Young
= Committee Member
Chair = Committee Chair
Audit Committee
The primary responsibilities of the Audit Committee include:
•	Select, determine fees paid to, and oversee the work of our independent auditors;
•
Assist the Board in its oversight of our financial statements, compliance with legal and regulatory requirements, the independence, performance and qualifications of our independent auditors, the qualifications of our internal auditors and internal audit function performance;

•	Pre-approve all audit and permissible non-audit services, if any, provided by our independent auditors;
•	Prepare the Audit Committee Report;
•	Assist the Board in its oversight of cybersecurity and other IT risks; and
•	Oversee risk assessment and risk management.
Frontier Communications	25	2024 Proxy Statement

Board Composition and Structure
The Audit Committee is currently comprised of five (5) members, each of whom is independent under and meets the financial literacy requirements of the Nasdaq Listing Rules. The Board has determined that Margaret M. Smyth and Woody Young qualify as an “audit committee financial expert” as defined by SEC rules.
The Audit Committee met six (6) times in 2023. A copy of the Report of the Audit Committee is included on page 46 of this proxy statement.
Compensation and Human Capital Committee
The primary responsibilities of the Compensation and Human Capital Committee include:
•	Review general compensation strategies and policies;
•
Evaluate, at least annually, the performance of the CEO and other senior executives against corporate goals and objectives and determine and approve executive compensation (including discretionary incentive awards, if any) based on this evaluation;

•	Engage in CEO succession planning efforts and executive talent development;
•	Review and make recommendations to the Board regarding director compensation;
•	Prepare the Compensation Committee Report;
•	Assist the Board in its oversight of human capital management, including corporate culture, diversity, equity inclusion, attrition, and employee relations;
•	Administer the Company’s Clawback Policy;
•	Oversee and approve, or recommend to the Board for approval, incentive compensation plans and equity-based compensation plans.
The Compensation and Human Capital Committee may delegate any portion of its responsibilities and authority to any one or more of its members or, to the extent permitted by applicable law, any officer of the Company. Any such delegation may be revoked by the Compensation and Human Capital Committee at any time. Each year, our CEO is delegated the authority to issue equity grants to new hires, and in certain limited circumstances, current employees (other than executive officers subject to Section 16(a)) of the Exchange Act, with an annual limit of 200,000 shares. During 2023, Mr. Jeffery issued equity grants totaling 114,000 shares for these purposes.
The Compensation and Human Capital Committee is currently comprised of four (4) members, each of whom is independent under Nasdaq’s heightened independence standards for members of a compensation committee and is a “non-employee director” for purposes of Section 16b-3 of the Exchange Act.
The Compensation and Human Capital Committee met six (6) times in 2023. A copy of the Report of the Compensation and Human Capital Committee is included on page 62 of this proxy statement.
Nominating and Corporate Governance Committee
The primary responsibilities of the Nominating and Corporate Governance Committee include:
•	Conduct annual evaluations of the Board and its committees;
•	Recommend candidates for nomination, election or appointment to the Board and its committees; and
•	Take a leadership role in shaping our corporate governance, including developing and recommending to the
Board our Corporate Governance Guidelines.
The Nominating and Corporate Governance Committee is currently comprised of five (5) directors, each of whom is independent under the Nasdaq Listing Rules. The Nominating and Corporate Governance Committee met three (3) times in 2023.
Frontier Communications	26	2024 Proxy Statement

Board Composition and Structure
Compensation Committee Interlocks and Insider Participation
The Compensation and Human Capital Committee currently consists of Kevin Beebe, Lisa Chang, Pamela Coe and Maryann Turcke. Margaret M. Smyth was a member of the Committee from November 2022 until March 2024. No member of our Compensation and Human Capital Committee is or has been an officer or employee of the Company.
During 2023 none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of, as applicable, our Board or Compensation Committee.
Board Evaluation Process
The Board has implemented a robust evaluation process designed to objectively elicit valuable and candid director feedback about board dynamics, operations, structure, performance, and composition.
Evaluation	Assessment	Enhancements
The Board and each Committee conduct annual self-evaluations to evaluate performance	Self-assessments help inform practices of the Board and each committee and identify areas of strength and areas where changes should be considered	The Board and each Committee will seek to implement changes that enhance its performance and oversight
The annual Board evaluation process is designed and overseen by the Nominating and Corporate Governance Committee and the Executive Chairman. The evaluations are designed to elicit candid input and discussion and to generate actionable enhancements to Board and Committee functions. On an ongoing basis, the Board works closely with senior management to ensure that the Board structure and operations, including the flow of information between management and the Board, are appropriately calibrated and enhance the Board’s oversight role. As of the date of the Annual Meeting, eight of our ten current directors have a tenure of three years, one director has a tenure of four years and one director is new to the Board.
During 2023, the Board and each Committee conducted a self-evaluation in which candid feedback was solicited from the directors on a range of assessment topics. This assessment was designed with input from the Executive Chairman and Chair of the Nominating and Corporate Governance Committee and conducted via a detailed online questionnaire administered by a third party that collected responses and compiled results to enhance anonymity where requested. The results were then discussed by the full Board and committees, as appropriate. The Board is implementing responses to director feedback, including taking steps to enhance the efficiency of meetings and ongoing director education.
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Board Composition and Structure
Risk Management and Board Oversight
Management’s Role
Management, including the Chief Executive Officer and the other executive officers, is primarily responsible for managing the risks associated with the Company’s business, operations, and financial and disclosure controls. Management oversees the annual enterprise risk management (“ERM”) process, which is jointly administered by the Chief Financial Officer and the head of Internal Audit. As part of the ERM process, each member of senior management and his or her direct reports participate in an annual identification, assessment, and evaluation of enterprise level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize or manage that risk. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:
•	Update the trending of each risk, compared to the prior annual ERM review;
•	Identify and consider new and emerging risks;
•	Assess the implementation status and effectiveness of each mitigation strategy; and
•	Identify areas for improvement in the mitigation strategies, if any.
In addition, management conducts an annual fraud risk assessment. The results of these assessments are considered in connection with the operational, financial, and business activities of the Company.
Board Oversight
The Board is responsible for understanding the principal risks associated with Frontier’s business on an ongoing basis and for oversight of Frontier’s risk management process. The full Board regularly discusses exposure to potentially material risks and the intersection of these risks with corporate strategy. While material risks are generally overseen by the full Board, committees of the Board have key roles in risk monitoring and oversight as set forth in their respective charters. This enhances the Board’s ability to work more closely with senior management on risk identification and mitigation.
Audit Committee
The Audit Committee reviews and discusses with management the risks faced by the Company and the policies, guidelines, and processes by which management assesses and manages these risks, including major financial risks and exposures and the ERM process, as well as cyber-security-related risks, IT-related risks, and business continuity planning. The Audit Committee also has responsibilities with respect to the Company’s financial and accounting compliance and complaint procedures, internal audit, SOX Compliance program and related person transactions, as more fully set out in its charter. Among other things, the Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
The Audit Committee is directly supported in risk oversight by key members of our senior management team, including:
•
To assist the Audit Committee with its risk assessment function, the head of Internal Audit has a direct communication channel to the Audit Committee for purposes of reporting or discussing concerns and has regular executive sessions with the Audit Committee and/or its Chair and other individual members.

•
Our Chief Legal Officer has a direct communication channel to the Audit Committee for purposes of discussing or reporting financial misconduct matters with the Audit Committee and/or its Chair and other individual members. The Chief Legal Officer also provides periodic reports on the Company’s litigation matters and oversees the Company’s compliance programs.

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Board Composition and Structure
Oversight of Cybersecurity Risk
The Audit Committee provides oversight of the Company’s cybersecurity risk management, which is led by the EVP, Chief Digital and Information Officer (“CDIO”). The CDIO and SVP, Cyber Security provide periodic reports to the Audit Committee on the Company’s data privacy and information and infrastructure security programs, including cybersecurity.
In order to manage identified cybersecurity risks, we evaluate a range of remediation options and determine the appropriate course of action for effective monitoring, mitigation and treatment. Areas that have a higher level of likelihood and potentially higher level of impacts are prioritized. Periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to evaluate, among other things, the effectiveness of mitigation strategies in minimizing or managing identified risks.
Oversight of cybersecurity, including the Audit Committee’s role, is discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Compensation and Human Capital Committee
The Compensation and Human Capital Committee reviews and discusses with management risks related to human capital management, including the company’s compensation policies and practices, CEO and senior officer succession planning, and diversity, equity, and inclusion matters. The Compensation and Human Capital Committee reviews with management, at least annually, an assessment of whether risks arising from the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. The Company designs the compensation programs to encourage appropriate risk-taking while discouraging behavior that may result in unnecessary or excessive business risk. Our Chief People Officer provides periodic reports to the Compensation and Human Capital Committee on an array of human capital matters, including compensation and benefits, employee retention and attrition, employee training and engagement, and diversity, equity, and inclusion initiatives.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees the Board process and corporate governance-related risks, management of compliance risks, and certain ESG-related risks, including risks related to our corporate social responsibility and sustainability practices. Our Chief Communications Officer provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s environmental, sustainability, and corporate social responsibility matters. Our Corporate Secretary provides periodic reports to the Nominating and Corporate Governance Committee on matters related to corporate governance. Our Lead Independent Director serves on the Nominating and Corporate Governance Committee and plays a role in mitigating potential corporate governance risks by acting as an independent liaison between the executive chair, the CEO, and the independent members of the Board, and oversees discussions and deliberations of independent board members where appropriate. The Lead Independent Director also makes himself available for communications with shareholders and other stakeholders, providing an open channel of independent communication.
Communications with the Board of Directors
Any stockholder or interested party who wishes to communicate with the Board as a group, an individual director, the Executive Chairman, the Lead Independent Director, or a specified Board committee or group, may do so by writing a letter to Frontier Communications, 1919 McKinney Avenue, Dallas, Texas 75201, Attn: Corporate Secretary. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will receive and process these communications before forwarding them to the addressee. We generally will not forward to directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the company. This information regarding contacting the Board is also posted on the Investor Relations page of our website at
www.frontier.com
.
Frontier Communications	29	2024 Proxy Statement

Director Compensation
Frontier uses cash and stock-based compensation to attract and retain qualified non-employee members of our Board.
Annual Core Compensation
Under the 2023 current non-employee director compensation program, non-employee directors received $250,000 of annual core compensation consisting of: $100,000 in cash as an annual retainer fee, paid quarterly, and $150,000 of restricted stock units (RSUs), granted annually. In 2021, non-employee directors received an initial Emergence RSU grant valued at $300,000 (or 2x the annual award), which vested in two equal installments in 2022 and 2023.
In designing the non-employee director compensation program, including setting compensation for the Lead Independent Director, the Board reviewed and considered reports and recommendations provided by Willis Towers Watson, the Board’s independent compensation consultant. These reports included data relating to non-employee director compensation at the Company’s peer group.
Committee Chair and Committee Member Retainers; Lead Independent Director Retainer
In 2023, Committee chairs received annual cash chair retainers, paid quarterly, as follows: Audit Committee - $25,000; Compensation and Human Capital Committee - $20,000; Nominating and Corporate Governance Committee - $15,000. In 2023, the Lead Independent Director received, incremental to any committee retainers, an annual cash retainer of $25,000.
In 2023, Committee members also received, incremental to any chair retainer, RSU committee member retainers as follows: Audit Committee - $15,000; Compensation and Human Capital Committee - $12,000; and Nominating and Corporate Governance Committee - $10,000.
Elements of 2023 Non-Employee Director Compensation	Board	Audit	Compensation & Human Capital	Nominating & Corporate Governance	Lead Independent Director
Annual Cash Retainer	$100,000
Additional Committee Chair Cash Retainer		$25,000	$20,000	$15,000
Additional LID Cash Retainer					$25,000
Annual RSU Award	$150,000
Additional Committee Member RSU Awards		$15,000	$12,000	$10,000
Frontier Communications	30	2024 Proxy Statement

Director Compensation
The following table sets forth information regarding compensation earned during 2023 for each non-employee director. Mr. Stratton receives compensation under our executive compensation program for his service as Executive Chairman of the Board and does not participate in the director compensation program. Mr. Jeffery, our Chief Executive Officer, receives no remuneration for service as a member of our Board. For further detail on the compensation of Mr. Jeffery, see the Compensation Discussion and Analysis section of this Proxy Statement. Mr. Young joined the Board in February 2024 and did not earn any compensation during 2023.
Name	2023 Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Kevin L. Beebe	$125,000	$172,000	$297,000
Lisa V. Chang	$100,000	$177,000	$277,000
Pamela L. Coe	$120,000	$177,000	$297,000
Steve C. Pusey	$100,000	$175,000	$275,000
Margaret M. Smyth	$125,000	$177,000	$302,000
Maryann Turcke	$115,000	$172,000	$287,000
Prat Vemana	$100,000	$175,000	$275,000
Woody Young	n/a	n/a	n/a
(1)	Includes director annual retainer fee plus applicable cash committee chair retainer, if any.
(2)
The aggregate grant date fair values of restricted stock unit awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. Includes time-based restricted stock units consisting of (i) the annual RSU grant valued at $150,000 which vests on May 31, 2024, plus (ii) applicable 2023 RSU committee member retainers. The grant date fair value of each directors’ RSU award is based on the closing price of our common stock on the grant date which was $14.88 per share.

The following directors elected to receive a portion of their 2021 RSU settlement (vested on April 28, 2023) and 2022 RSU settlement (vested on May 31, 2023) in the form of cash rather than stock, in order to cover taxes incurred in connection with the vesting and settlement of such RSUs and an equivalent number of shares were withheld by the Company: Lisa V. Chang ($73,207); Margaret M. Smyth ($37,658.50).
Beginning with the 2022 RSU award, the director compensation program permits directors to defer receipt of RSUs upon vesting until the earlier of the director’s date of separation from the Board for any reason or upon a change of control. Deferred awards are fully paid as shares upon receipt.
As of December 31, 2023, our non-employee directors held the following number of unvested RSUs: Kevin L. Beebe (9,740); Lisa V. Chang (10,023); Pamela L. Coe (10,023); Steve C. Pusey (9,910); Margaret M. Smyth (10,023); Maryann Turcke (9,740); Prat Vemana (9,910); and Woody Young (n/a).
In accordance with our bylaws, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our executive officers that provide similar indemnification rights.
Director Stock Ownership Guidelines
Each non-management director is expected to own shares of our stock having a minimum value of five (5) times their annual core cash compensation (which currently equates to $500,000) within five (5) years after joining the Board. RSU grants (whether vested or unvested), including any deferred RSUs, are counted for purposes of fulfilling this guideline.
Insider Trading Policy
Frontier has adopted an insider trading policy which sets forth procedures governing the purchase, sale and/or other dispositions of securities by our directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq standards.
Frontier Communications	31	2024 Proxy Statement

Corporate Governance
We maintain corporate governance policies and practices that provide what the Board believes to be appropriate oversight, leadership, and independence, including compliance with applicable requirements under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq. A copy of our Corporate Governance Guidelines is available upon request to our Corporate Secretary, or may be viewed or downloaded from the Investor Relations page of our website at
www.frontier.com
.
Governance Overview
We are committed to maintaining robust governance practices and a strong ethical culture in order to advance the long-term interests of our stockholders. Management, with the oversight of the Board, regularly reviews, updates, and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements, and the evolving needs of our business. Our corporate governance and compliance practices include:
•
Independent Oversight and Diverse Board Representation. The Board maintains a significant majority (8 of 10) of independent directors, including fully independent Board committees. In addition to the Executive Chairman, the Board has appointed a Lead Independent Director to enhance its independent leadership. Our diverse Board brings extensive experience across key disciplines.

•
Strong Board Leadership. The Board has separate Chairman and CEO roles and is led by Executive Chairman John Stratton. Mr. Stratton works closely with the Board, our Lead Independent Director, our Chief Executive Officer, and senior management on key items including strategy, budget, and operations.

•
Succession Planning. The Compensation and Human Capital Committee of the Board is responsible for the development and periodic review of succession plans for members of senior management. This includes a commitment to fostering diversity outside of the Board and C-suite.

•
Prohibition on Hedging and Pledging. We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars, or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities, unless specifically pre-approved by the Company’s Chief Legal Officer.

•	Board and Committee Self-Evaluations. The Nominating and Corporate Governance Committee and Executive Chairman oversee an annual evaluation of the Board and its committees.
•
Stockholder Engagement. Frontier is committed to building long-term stockholder relationships and transparency in communication. In 2023, we held numerous meetings with institutional stockholders to discuss various topics, including Frontier’s financial performance, fiber strategy, corporate governance, sustainability, and executive compensation program. We also discussed the results of Frontier’s 2023 say-on-pay vote and are implementing changes to our plans based on shareholder feedback as described in the CD&A portion of this Proxy Statement.

•
Corporate Culture, Social Responsibility and Sustainability. Frontier is undertaking a significant transformation with the purpose of Building Gigabit AmericaTM. Our strategy involves four key priorities: build fiber, sell fiber, improve customer experience, and simplify operations. We are committed to connecting underserved individuals to digital society, developing a talented, diverse, and sustainable workforce, being stewards of the environment, and maintaining the highest principles of corporate governance.

•
Comprehensive Ethics and Compliance Programs. Frontier conducts annual compliance training focusing on risk areas identified by our Chief Legal Officer and Chief Compliance Officer. The Company also maintains a third-party managed hotline that permits the anonymous reporting of potential violations of our Code of Ethics and other concerns. All hotline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee quarterly.

Frontier Communications	32	2024 Proxy Statement

Corporate Governance
Our Board has adopted Corporate Governance Guidelines, a Code of Ethics, and charters for each of our three standing Board committees to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Ethics on the Investor Relations page of our website at
www.frontier.com
, or upon request to our Corporate Secretary.
Code of Ethics
Our Code of Ethics applies to all employees, executive officers, and directors. Specific provisions applicable to our principal executive officer and senior financial officers are contained in our Specific Code of Business Conduct and Ethics Provisions for Certain Officers (the “Executive Code”). We intend to disclose on our website any amendment to, or waiver of, any provision of our Code of Ethics or Executive Code that is required to be disclosed pursuant to securities laws. Copies of the Code of Conduct and the Executive Code are available upon request to our Corporate Secretary, or on the Investor Relations page of our website at
www.frontier.com
.
Chief Executive Officer Succession
The Board is actively engaged in managing executive talent and succession planning. The Compensation and Human Capital Committee reviews and considers succession plans for the CEO and other members of the senior leadership team at least annually, and oversees the development of the CEO, senior leadership team candidates and other executive talent. The Board also evaluates the adequacy and effectiveness of Frontier’s succession plan for the CEO in connection with its annual assessment of the performance of the CEO.
Frontier Communications	33	2024 Proxy Statement

2	Proposal Two: Adoption and Approval of 2024 Management Incentive Plan
Board Recommendation
Our Board unanimously recommends that you vote
FOR
the adoption and approval of the Company’s 2024 Management Incentive Plan.
2024 MANAGEMENT INCENTIVE PLAN
Currently, the Frontier Communications Parent, Inc. 2021 Management Incentive Plan (the “Prior Plan”) is our only active long-term incentive plan. The number of shares which remain available for issuance under the Prior Plan is not sufficient to meet our compensation goals in the coming years. To ensure that we have an adequate number of shares available to properly compensate our employees, directors, and consultants, we are asking our stockholders to approve a new long-term stock incentive plan, the Frontier Communications Parent, Inc. 2024 Management Incentive Plan (the “New Plan”).
Except as specifically described herein, the principal features of the New Plan are substantially similar to the principal features of the Prior Plan.
If the New Plan is approved by our stockholders at the Annual Meeting (such date, the “Effective Date”), no new awards will be made under the Prior Plan following the date of such approval. Although no new shares may be granted under the Prior Plan following such approval, all previously granted shares would continue to be governed by the terms of the Prior Plan.
The adoption of the New Plan would continue to:
•	Limit non-employee director compensation (including awards granted under the New Plan, as well as any retainer fees) to $1,000,000 for any non-employee director in a single fiscal year.
•	Prohibit the following award shares from being recycled:
○	Award shares that are tendered to or withheld by the Company to satisfy payment or applicable tax withholding requirements in connection with the vesting or delivery of an award.
○	Award shares that are withheld by the Company upon exercise of an option pursuant to a “net exercise” arrangement; and
○	Award shares that underlie a stock appreciation right that is settled in shares.
•
Prohibit shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using option proceeds or otherwise, from being made available for awards under the New Plan, or from being added to the limit on the number of shares available for issuance under the New Plan.

•	Prohibit dividends or dividend equivalents from being paid on any award prior to the vesting of the award.
•	Require that any dividends or dividend equivalents paid on a deferred basis be subject to the same vesting conditions as the award to which such dividends or dividend equivalents relate.
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Proposal 2
Additional Equity Plan Information as of March 19, 2024
As of March 19, 2024:
•	There was a total of 248,543,786 shares of our common stock issued and outstanding.
•	We do not have any outstanding stock options.
•	There was a total of 7,815,921 restricted stock units outstanding, including 4,707,834 performance based restricted stock units, at maximum achievement.
•
There was a total of 1,127,581 shares remaining available at maximum achievement for future award under the Prior Plan. No new awards have been made under the Prior Plan since March 13, 2024, and no new awards will be made under the Prior Plan following the date of this Proxy Statement.

•
“Burn rate” measures the number of full value basis shares under outstanding equity awards at maximum achievement granted during a given year (disregarding cancellations), as a percentage of basic weighted-average common stock outstanding for that fiscal year. Over the past three years, our burn rate was 2.68%, 0.77%, and 1.40% (for the years ended in 12/31/2021, 12/31/2022, and 12/31/2023, respectively). As of March 19, 2024, our burn rate was 1.29%.

•
“Overhang” measures the total number of full value basis shares under all outstanding equity awards at maximum achievement (i.e., share awards granted, less share award cancellations), as a percentage of basic weighted-average common stock outstanding as of the measurement date. Over the past three years, our average annual overhang was 4.88%, 5.14%, 3.73%, and 3.14% (as of 12/31/2021, 12/31/2022, 12/31/2023, and 3/19/2024, respectively).

•
“Dilution” measures the total number of full value basis shares under all outstanding equity awards at maximum achievement, plus the number of full value basis shares authorized for future-plan awards (the “total actual and potential awards”) divided by the sum of the total actual and potential awards, plus the basic weighted-average common stock outstanding as of the measurement date. Over the past 3 years, our dilution was 7.89%, 7.54%, and 5.20%, (as of 12/31/2021, 12/31/2022, and 12/31/2023, respectively). If the New Plan is approved by our stockholders, our dilution would be 6.65%, based on the basic weighted-average common stock outstanding as of March 19, 2024.

Reasons Why You Should Vote for Proposal 2
We believe our future success depends on our ability to attract, motivate, and retain high quality employees, directors, and consultants, and that the ability to continue to provide stock-based awards is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing employees and candidates.
Moreover, we believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on the performance of our stock. Equity compensation also aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation. If the New Plan is not approved, we expect that we would exhaust the remaining available shares under the Prior Plan in less than a year. We believe we would be at a severe competitive disadvantage if we cannot use stock-based awards to recruit and compensate our personnel. This would reduce the alignment between our employees and our stockholders, increase our cash compensation expense, and utilize cash that could otherwise be used to grow our business, make acquisitions, repay debt, or for other corporate purposes.
As a result of the foregoing, we believe it is in our best interest and the best interest of our stockholders to adopt the New Plan to provide for additional capacity for awards to current and future employees, directors, and consultants. Assuming future annual share utilization remains consistent with prior levels, the 8,765,000 full value shares that would be available under the New Plan after its approval would last for approximately three to four years, assuming maximum levels of achievement with respect to performance-based awards.
Frontier Communications	35	2024 Proxy Statement

Proposal 2
Plan Highlights
Below are select highlights from the New Plan that we feel reflect our commitment to adhering to the best practices set forth by industry standards. We ask that you consider these highlights when casting your vote on Proposal 2.
•
Reasonable Plan Limits. Subject to adjustment as described in the New Plan, total awards under the New Plan are limited to the sum of (i) 8,765,000 plus (ii) the number of shares available for issuance under the Prior Plan on the date the stockholders approve the New Plan, plus (iii) the number of shares that become available for issuance under Section 4(a) of the Prior Plan or the New Plan. These shares may be shares of original issuance, treasury shares or a combination of the foregoing. The New Plan also provides that, subject to adjustment as described in the New Plan:

○	no participant will be granted awards under the New Plan for more than 1,500,000 shares of common stock during any one fiscal year; and
○
no non-employee member of our board of directors will be paid compensation (including awards under the New Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees, but excluding any special committee fees) totaling more than $1,000,000 in respect of any single fiscal year (the “Director Compensation Limit”).

•
Double-Trigger Vesting. The New Plan contains a so-called “double-trigger” vesting provision, which generally provides that outstanding awards will not be accelerated upon a change in control of us if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the New Plan and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change in control.

•
Independent Plan Administrator. The Compensation & Human Capital Committee (the “Committee”), which is composed of independent directors, administers the New Plan, and retains full discretion to determine the number and amount of awards to be granted under the New Plan, subject to the terms of the New Plan.

•
No Discounted Stock Options. The New Plan requires that the exercise price for newly-issued stock options (other than substitute awards) may not be less than the fair market value per share on the date of grant.

•
Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The New Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying awards prior to the vesting of such awards. Any such dividends or dividend equivalents will be deferred until, and contingent upon, vesting.

•
Stockholder Approval of Material Amendments. The New Plan requires us to seek stockholder approval for any material amendments to the New Plan, such as materially increasing benefits accrued to participants, materially increasing the number of shares available, and increasing the Director Compensation Limit.

•
Prohibition on Repricing. The New Plan prohibits the repricing of outstanding stock options without stockholder approval (outside of certain corporate transactions or adjustments specified in the New Plan). Similarly, the New Plan does not provide for the repricing of stock appreciation rights.

•	No Transfers of Awards for Value. The New Plan requires that no awards granted under the New Plan may be transferred for value, subject to exceptions for certain familial transfers.
•
Our Response to Detrimental Activity by Participants. The New Plan allows for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award if a participant engages in activity detrimental to our company, whether discovered before or after the employment service period.

Frontier Communications	36	2024 Proxy Statement

Proposal 2
Summary of the New Plan
Set forth below is a summary of the principal features of the New Plan. The principal features of the New Plan are substantially similar to the principal features of the Prior Plan. This summary is not intended to be exhaustive and is qualified in its entirety by reference to the terms of the New Plan, a copy of which is included in this proxy statement as Annex B.
Purpose
The purpose of the New Plan is to attract and retain employees, directors, and consultants of Frontier Communications Parent, Inc. (the “Company”) and its subsidiaries and to motivate such individuals, provide them with incentives and enable them to participate in our growth and success.
The New Plan authorizes our board of directors to provide equity-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”) entitling the participant to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (2) stock appreciation rights (“SARs”), (3) restricted stock, (4) restricted stock units (“RSUs”), (5) performance awards and (6) other stock-based awards (“Other Stock-Based Awards”). Each type of award is described below under “Types of Awards Under the New Plan.”
Awards under the New Plan that are not immediately vested and delivered as of the grant date will be evidenced by an award agreement setting forth the award’s terms and conditions.
The New Plan is designed to comply with the requirements of applicable federal and state securities laws and the Code.
Shares Available Under the New Plan
Subject to adjustment as provided in the New Plan, following the approval of the New Plan, the number of our shares of common stock that may be issued or transferred (1) upon the exercise of stock options or SARs, (2) in payment of restricted stock and released from substantial risks of forfeiture thereof, (3) in payment of RSUs, (4) in payment of performance awards that have been earned, or (5) as Other Stock-Based Awards, will not exceed the sum of (i) 8,765,000, plus (ii) the number of shares available for issuance under the Prior Plan on the date the stockholders approve the New Plan, plus (iii) the number of shares that become available for issuance under Section 4(a) of the Prior Plan or the New Plan. Further, awards to non-employee directors will be subject to the Director Compensation Limit.
For the avoidance of doubt, all awards granted under the Prior Plan will be settled under the Prior Plan, and such settlement will not reduce the aggregate number of shares of common stock available for issuance or transfer under the New Plan. Shares issued or transferred under the New Plan may be shares of original issuance or treasury shares or a combination of both.
If any shares of common stock covered by any awards granted under the New Plan are forfeited, cancelled, or exchanged or if an award terminates or expires without a distribution of shares of common stock to the participant, those shares will again be available for awards under the New Plan. If two awards are granted together in tandem, the shares underlying any portion of the tandem award which is not exercised or otherwise settled in shares will again be available for awards under the New Plan. Any shares of common stock covered by an award that is settled in cash will again be available for awards under the New Plan. In addition, if a participant elects to give up the right to receive cash compensation in exchange for shares of common stock based on fair market value, the shares will not count against the aggregate limit described above. Notwithstanding the foregoing, any shares that (1) are tendered to or withheld by the Company to satisfy payment or applicable tax withholding requirements in connection with the vesting or delivery of an award, (2) are withheld by the Company upon exercise of a stock option pursuant to a “net exercise” arrangement, or (3) underlie a SAR that is settled in shares, will not again be available for awards under the New Plan. In addition, shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using stock option proceeds or otherwise, will not be made available for grants of awards under the New Plan, nor will such number of purchased shares be added to the limit on the number of shares available for issuance under the New Plan.
In the event that an entity acquired by us or with which we combine has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition, merger or other combination, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate,
Frontier Communications	37	2024 Proxy Statement

Proposal 2
to reflect such acquisition or merger) may be used for awards under the New Plan made after such acquisition or merger; provided, however, that awards using such acquired available shares may not be made after the deadline for new awards or grants under the terms of the acquired company’s equity incentive plan, and may only be made to individuals who were not employees or directors of us or any of our subsidiaries prior to such acquisition, merger or other combination.
Subject to adjustment as provided in the New Plan, the aggregate number of shares of common stock for which ISOs may be granted will not exceed 1,000,000 of the shares of common stock reserved for purposes of the New Plan. No participant will be granted awards for more than 1,500,000 shares of common stock during any fiscal year. Further, no non-employee member of our board of directors will be paid compensation (including awards under the New Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees but excluding any special committee fees) totaling more than $1,000,000 in any single fiscal year.
No Repricing
Repricing of options and SARs or cash payments for the cancellation of “underwater” options or SARs are prohibited without stockholder approval under the New Plan (outside of certain corporate transactions or adjustments specified in the New Plan).
Eligibility
Any employee of, or consultant to, us or any of our subsidiaries (including any prospective employee) and non-employee directors of our board of directors or the board of directors of any of our subsidiaries may be selected to participate in the New Plan. In addition, employees and consultants of our affiliates may be eligible to receive cash-settled performance awards and cash-settled RSUs under the New Plan. The Compensation Committee, as designated by our board of directors in accordance with the New Plan, determines which persons will receive awards and the number of shares of common stock subject to such awards. All of our approximately 13,300 employees, including our 13 executive officers, 8 non-employee directors, and approximately 430 senior leaders are eligible to participate in the New Plan.
Administration
The New Plan will be administered by the Committee. The Committee must be composed of at least two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3). In the absence of such a designated committee, our board of directors serves as the Committee. The Committee is authorized to interpret the New Plan and related agreements and other documents.
Types of Awards Under the New Plan
Stock Options
. Stock options may be granted that entitle the participant to purchase shares of common stock at a price not less than fair market value per share at the date of grant. The exercise price is payable (1) in cash, check, or wire transfer at the time of exercise, (2) subject to the Company’s consent, by the transfer to us of shares of common stock owned by the participant having a value at the time of exercise equal to the total stock option exercise price (the shares must have been owned by the participant for at least 6 months), (3) subject to rules established by the Committee, through delivery of irrevocable instructions to a broker to sell the shares otherwise deliverable upon exercise of the stock option and to deliver to us an amount equal to the aggregate exercise price, (4) subject to any limitations, established by the Committee, through the Company’s withholding of shares otherwise issuable upon exercise of an option pursuant to a “net exercise” arrangement, (5) by a combination of the foregoing, or (6) by other methods approved by the Committee.
No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with us or any of our subsidiaries that is necessary before the stock options will become exercisable. Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the New Plan, as the Committee may approve.
SARs
. A SAR is a right to receive from us an amount equal to the spread between the grant price of the SAR and the value of our shares of common stock on the date of exercise. The Committee has the right to determine whether the amount payable on exercise of a SAR may be paid by us in cash, in shares of common stock, or in any combination
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Proposal 2
thereof. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. If a SAR is granted in tandem with another award, it may be granted before, at the same time as the other award or at a later time. No SAR may be exercisable more than 10 years from the date of grant.
SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the New Plan, as the Committee may approve.
Restricted Stock. A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The Committee will determine the participants to whom shares of restricted stock will be granted, the number of shares of restricted stock to be granted to each participant, the duration of the period during which, and any conditions under which, the restricted stock may be forfeited to us, and the other terms and conditions of such awards. Shares of restricted stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as provided in the award agreement. Upon lapse of the applicable restrictions, we will either deliver the certificates to the participant or the participant’s legal representative, or our transfer agent will remove the restrictions relating to the transfer of such shares. No dividends will be paid on any shares of restricted stock prior to the vesting of the restricted stock, and will be subject to the same vesting conditions as the underlying share of restricted stock to which such dividend relates.
Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the New Plan, as the Committee may approve.
Restricted Stock Units (RSUs). A grant of RSUs constitutes an agreement by us to deliver shares of common stock to the participant in the future in consideration of the performance of services. The Committee will determine the participants to whom RSUs will be granted, the number of RSUs to be granted to each participant, the duration of the vesting period, any conditions under which the RSUs may be forfeited to us, and the other terms and conditions of such awards. RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered. No dividend equivalents will be paid on any RSUs prior to the vesting of the RSUs and will be subject to the same vesting conditions as the underlying RSUs to which such dividend equivalent relates.
Each RSU will have a value equal to the fair market value of a share (as determined in accordance with the New Plan). RSUs will be paid in cash, shares of common stock, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the applicable restrictions, or otherwise in accordance with the applicable award agreement.
RSU grants will be evidenced by an award agreement containing such terms and provisions, consistent with the New Plan, as the Committee may approve.
Performance Awards. The Committee has the authority under the New Plan to grant performance awards. These awards consist of a right which is (i) denominated in cash or shares of common stock, (ii) valued, as determined by the Committee, in accordance with the achievement of performance goals during Performance Periods established by the Committee, and (iii) payable at such time and in such form as determined by the Committee. Each performance award will be subject to one or more specified performance goals that must be met within a specified period determined by the Committee (the “Performance Period”) to earn the performance award. The Committee will determine the amount of any performance award, the length of any Performance Period, and the amount and kind of any payment or transfer to be made pursuant to any performance award. To the extent earned, the performance awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the applicable award agreement.
Performance awards will be evidenced by an award agreement containing such terms and provisions, consistent with the New Plan, as the Committee may approve.
Other Awards. The Committee may grant to a participant an Other Stock-Based Award, which will consist of rights other than those awards described above and which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our shares of common stock (including securities convertible into shares). These awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 as promulgated and interpreted by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable laws. The Committee will determine the terms and conditions of
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these awards, including the price, if any, at which shares of common stock may be purchased pursuant to any Other Stock-Based Award granted under the New Plan. Other Stock-Based Awards will be evidenced by an award agreement containing such terms and provisions, consistent with the New Plan, as the Committee may approve.
Performance Criteria. The performance criteria that the Committee selects for purposes of establishing performance goal(s) applicable to performance-based awards under the New Plan may be based on the attainment of specific levels of performance by us (or one of our subsidiaries, divisions, or operational units) in respect of any of the following metrics, in addition to any other factors or metrics determined by the Committee, whether determined on a GAAP or non-GAAP basis: revenue, operating income, contribution, day sales outstanding, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns (on an absolute or relative basis), profit margin, operating margin, contribution margin, earnings per share, net earnings, operating earnings, free cash flow, cash flow from operations, earnings before interest, taxes, depreciation and amortization (EBITDA), including adjusted EBITDA, number of customers, operating expenses, capital expenses, customer acquisition costs, share price, actual or relative total shareholder return, sales, bookings, change in customer base, units passed with fiber, broadband metrics, fiber specific metrics, or market share.
The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a performance goal in order to prevent the dilution or enlargement of the rights of participants, including, without limitation (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
Dividends
No dividends or dividend equivalents will be paid on any award made under the New Plan prior to the vesting of such award. In the sole discretion of the Committee, a restricted stock award, RSU award, performance award, or an Other Stock-Based Award may provide the participant with dividends or dividend equivalents, payable in cash, shares of common stock, other securities, or other property on a deferred basis; provided that such dividends or dividend equivalents will be subject to the same vesting conditions as the award to which such dividends or dividend equivalents relate.
Amendments
Our board of directors may amend, alter, suspend, discontinue, or terminate the New Plan without further approval by our stockholders, except where (i) the amendment would materially increase the benefits accruing to participants under the New Plan, (ii) the amendment would materially increase the number of securities which may be issued under the New Plan, (iii) the amendment would materially modify the requirements for participation in the New Plan, (iv) the amendment would increase the Director Compensation Limit or (v) stockholder approval is required by applicable law or NASDAQ Stock Market, LLC rules and regulations. If any amendment, alteration, suspension, discontinuance, or termination of the New Plan would impair the rights of any participant, holder, or beneficiary of a previously granted award, the amendment, alteration, suspension, discontinuance, or termination will not be effective with respect to such person without the written consent of the affected participant, holder, or beneficiary.
Change in Control
In the event of a “change in control” (as defined in the New Plan), to the extent outstanding awards under the New Plan are not assumed, converted or replaced, all outstanding awards then held by a participant which are nonexercisable or otherwise unvested will automatically become fully exercisable or otherwise vested, as the case may be, and any specified performance goals will be deemed to be satisfied at target, immediately prior to the consummation of such change in control, unless the applicable award agreement provides to the contrary.
To the extent outstanding awards are assumed, converted or replaced in the event of a change in control, (i) any outstanding awards that are subject to performance goals will be assumed, converted, or replaced by the resulting or continuing entity as if target performance had been achieved as of the date of the change in control (unless the
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applicable award agreement provides otherwise), and such awards will continue to remain subject to the time-based service requirements applicable to such awards, if any, during the remaining period set forth in the award agreement and (ii) all other awards will continue to vest (and/or the restrictions thereon will continue to lapse) during the remaining period set forth in the applicable award agreement.
To the extent outstanding awards are assumed, converted, or replaced in the event of a change in control, if a participant’s employment or service with us or a subsidiary is terminated without cause or a participant terminates his or her employment or service with us or a subsidiary for good reason during the two year period following a change in control, all outstanding awards held by the participant that may be exercised will become fully exercisable and all restrictions will lapse and the awards will become vested and non-forfeitable.
Detrimental Activity and Clawback
The Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions as may be determined by the Committee from time to time, if a participant, during his or her employment or other service with us or a subsidiary engages in activity detrimental to the Company, whether discovered before or after the employment or service period. In addition, the Committee may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act, as amended, or any applicable rules or regulations of the SEC or any national securities exchange or national securities association on which our common stock may be traded.
Transferability
Each award under the New Plan, and each right under any award, will be exercisable during the participant’s lifetime only by the participant or by the participant’s guardian or legal representative. No award may be transferred except by will or by the laws of descent and distribution, except that the Committee may in the applicable award agreement or in an amendment to the award agreement provide that certain vested stock option awards may be transferred by the participant without consideration to certain family members, to certain trusts, or to specified types of partnerships, corporations, or limited liability companies on notice to and consent of the Committee. The participant remains liable for any withholding taxes required to be withheld upon the exercise of such stock option by the permitted transferee.
Adjustments
In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or our other securities, issuance of warrants or other rights to purchase shares of common stock or our other securities, or other corporate transaction or event affects the shares of common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the New Plan, then the Committee will be equitably adjust any or all of (i) the number of our shares of common stock or other securities (or number and kind of other securities or property) with respect to which awards may be granted, including any appropriate adjustments to the individual limitations applicable to awards set forth in the New Plan, (ii) the number of our shares of common stock or other securities (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of stock options and SARs will equal the excess, if any, of the fair market value of the share subject to each such stock option or SAR over the per share exercise price or grant price of such stock option or SAR.
The Committee is also authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the previous paragraph) affecting us, any of our subsidiaries, our financial statements or those of any of our subsidiaries, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the New Plan.
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Withholding Taxes
To the extent that we are required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the New Plan, and subject to Section 409A of the Code, we have the right to withhold from any award or from any compensation or other amount owing to a participant the amount (in cash, shares of common stock, other securities, other awards under the New Plan or other property) of applicable withholding taxes and to take other action as may be necessary to satisfy all obligations for payment of such taxes. Subject to the foregoing, and contingent upon the Company’s consent, a participant may satisfy the withholding liability by delivering shares of common stock owned by the participant (which are not subject to any pledge or other security interest and which have been held by the participant for at least six months) with a fair market value equal to the withholding liability or have us withhold from the shares of common stock otherwise deliverable pursuant to an award, a number of shares of common stock equal to the withholding liability, or by such other methods as may be approved by the Committee, including through a “broker-assisted” cashless exercise.
Compliance with Section 409A of the Internal Revenue Code
To the extent applicable, it is intended that the New Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The New Plan and any grants made under the New Plan will be administered in a manner consistent with this intent.
Termination
No grant will be made under the New Plan more than 10 years after the date on which the New Plan is first approved by our stockholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the New Plan.
Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the New Plan based on federal income tax laws in effect on January 1, 2024. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended to be tax guidance to participants in the New Plan.
Tax Consequences to Participants
Non-qualified Stock Options
. In general, (1) no income will be recognized by a participant at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price paid for the shares of common stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Stock Options
. No income generally will be recognized by a participant upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the participant pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above (i.e. disqualifying disposition), the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
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SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares (or other property in respect of the RSUs) are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment or transfer made under the terms of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of any cash received and the fair market value of any unrestricted shares of common stock received.
Other Stock-Based Awards. No income generally will be recognized upon the grant of other Stock-Based Awards. Upon payment of Other Stock-Based Awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of common stock received.
Tax Consequences to the Company or Subsidiary
To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services may be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Prior to its amendment by the TCJA, there was an exception to the $1 million deduction limitation under Section 162(m) for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. Therefore, compensation paid under the New Plan to individuals who are “covered employees” under Section 162(m) that exceeds $1 million for a given tax year will not be deductible by us.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the shares of common stock under the New Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the New Plan by our stockholders.
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New Plan Benefits
Because awards to be granted in the future under the New Plan are at the discretion of the Committee, it is not possible to determine the exact benefits or amounts to be received under the New Plan by our directors, employees (including executive officers), or consultants. All our executive officers and directors are eligible to participate in the New Plan and thus have a personal interest in the approval of the New Plan.
Equity Compensation Plan Information
The following table sets forth certain information regarding our equity compensation plans as of March 19, 2024, assuming maximum levels of achievement for outstanding performance awards:
	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	7,815,921(2)	n/a	1,127,581(3)
Equity compensation plans not approved by security holders	—	n/a	—
Total	7,815,921	n/a	1,127,581
(1)
The weighted-average exercise price relates to outstanding stock options only (as of the applicable date). Other outstanding awards carry no exercise price and are therefore excluded from the weighted-average exercise price.

(2)	Consists of 7,815,921 restricted stock units, including performance based restricted stock units at maximum achievement and we have not granted any stock options.
(3)	Consists of shares that may be issued pursuant to future awards under the Prior Plan.
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3	Proposal Three: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm
Board Recommendation
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. KPMG has served as our independent registered public accounting firm since 1936, and the Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of Frontier and our stockholders.
The ratification of this appointment is being submitted to stockholders because we value the opinions of our stockholders and believe that ratification of the appointment is a sound corporate practice. In the event that stockholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain KPMG.
A representative of KPMG is expected to participate at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.
The Board unanimously recommends that you vote
FOR
the ratification of selection of KPMG as the Company’s independent registered public accounting firm for 2024.
Audit and Non-Audit Fees
The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:
	2023	2022
Audit Fees	$6,549,000	$6,364,600
Audit-Related Fees	$339,125	$11,000
Tax Fees	—	$218,610
All Other Fees	—	—
Total	$6,888,125	$6,594,210
Audit Fees
Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, audit services provided in connection with other subsidiary audit reports, and professional services rendered in connection with Frontier’s debt offerings.
Audit-Related Fees
For 2023 and 2022, audit-related fees primarily relate to professional services rendered in connection with agreed-upon procedure reports and accounting advisory services for technical accounting matters.
Tax Fees
There were no tax fees for 2023. Tax fees for 2022 primarily relate to tax consulting services as well as professional services rendered in connection with the preparation of transactional tax filings.
Policy on Pre-Approval
The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by KPMG LLP to ensure that the provision of such services does not impair our public accounting firm’s independence. All services provided by KPMG LLP for 2023 and 2022 were pre-approved by the Audit Committee.
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Proposal 3
Report of the Audit Committee
Frontier’s Audit Committee consists of five independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee operates pursuant to a charter that is available on the Investor Relations page of our website at
www.frontier.com
.
The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to appoint and retain our independent registered public accounting firm, and to approve the audit and non-audit services to be provided. The Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles. KPMG LLP, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The Audit Committee has met and held discussions with management, our senior internal auditor, and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.
Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, which is being presented to stockholders at the Annual Meeting for ratification.
Submitted by:
Margaret M. Smyth, Chair
Pamela L. Coe
Stephen C. Pusey
Prat Vemana
Woody Young
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Executive Compensation
LETTER FROM THE CHAIR OF OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE
Dear Stockholders,
In 2023, Frontier’s management team and employees continued to execute on the strategic priorities of building fiber, selling fiber, improving customer experience, and simplifying operations. Senior management and employees have been engaged and focused on the mission of Building Gigabit America™. The Board has worked closely together and with senior management to oversee remarkable progress while navigating challenges. Frontier has entered 2024 in a strong position.
As shown in the following CD&A, the Compensation and Human Capital Committee believes strongly in a pay-for-performance philosophy and an alignment of compensation with long-term creation of shareholder value. We are committed to ensuring that compensation opportunities are designed with that philosophy in mind, and we believe this commitment is evidenced by the structure of the Company’s annual incentive program and long-term equity programs.
The Compensation Committee will continue to evolve our executive compensation programs as needed to support our long-term business strategy consistent with our stated design principles.
Sincerely,
Pamela L. Coe (Chair)
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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes Frontier Communication’s executive compensation program for 2023 and certain elements of our 2024 program. It explains how the Compensation and Human Capital Committee of the Board (the “Committee”) made 2023 performance year compensation decisions for our executives, including the following Named Executive Officers (NEOs):
Name	Title
Nick Jeffery	President & CEO
Scott Beasley	EVP, Chief Financial Officer
Veronica Bloodworth	EVP, Chief Network Officer
John Harrobin	EVP, Consumer
Mark Nielsen	EVP, Chief Legal & Regulatory Officer
The NEOs for 2023, as determined pursuant to the U.S. Securities and Exchange Commission rules, are the CEO, CFO and the next three highest compensated executive officers of the Company. During 2023 our Executive Chairman, John Stratton, did not receive an equity grant and as a result he was not an NEO.
Executive Overview
2023 Highlights and Priorities
2023 was another pivotal year in Frontier’s transformation. We continued execution of our strategy, delivered strong financial performance, and achieved our goal of full year EBITDA growth. We remain focused on execution of our four key strategic priorities: build fiber, sell fiber, improve the customer experience, and simplify operations. Key milestone accomplishments against these four strategic priorities in 2023 include:
Fiber Deployment: We added approximately 1.3 million new fiber passings. As of December 31, 2023, we had approximately 6.5 million total locations passed with fiber, and more than doubled our fiber footprint since we started our build in 2020.
Fiber Penetration: We strive to deliver new best-in-market products to meet customer demands and increase penetration across our fiber footprint. We added a record 318,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 19% as compared to 2022. These record fiber broadband net additions resulted in rising fiber broadband customer penetration across our footprint. We are targeting terminal penetration of 45% or higher in markets we have passed with fiber.
Customer Experience: In 2023, we continued to focus on improving our customer service by systematically removing the reasons why customers needed to call us and introducing new digital self-service tools including our conversational AI-chat bot and newly redesigned app. From 2002 to 2023, we improved fiber broadband churn from 1.38% to 1.32% and reduced calls into call centers by 2 million calls.
Operational Efficiency: Across the company, we have identified opportunities to simplify and digitize our operations. We achieved our annualized gross run rate cost savings target of $500 million in 2023 – double our initial target of $250 million. As of December 31, 2023, we had realized $527 million of gross annualized cost savings.
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Executive Compensation
Pay-For-Performance Philosophy and Stockholder Alignment
The Committee believes strongly in a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO and other NEOs is “at-risk” and dependent upon Frontier’s future performance through achievement of key financial and business objectives and stock price performance.
Our executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on a combination of market practice and internal comparisons of pay (as appropriate) and payments based on performance relative to pre-determined financial goals and strategic objectives. The structure of our executive compensation program is intended to reward performance, strong leadership, and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.
The majority of our total compensation for our NEOs is “at-risk” based on the achievement of specific performance goals and stock price performance.
Summary of Our 2023 Executive Compensation Program
Our executive compensation program currently consists of fixed and variable pay, including cash and non-cash components. The chart below summarizes the various elements of Frontier’s executive compensation for 2023 and their purpose:
	Objective & Metrics	Type	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market	Cash	• Reflects individual skills, experience, responsibilities and performance • Provides a stable and reliable source of income
Annual Incentive Plan (AIP)
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives; performance goals based on the following metrics (weighting):
• Adjusted EBITDA (45%)
• Revenue (20%)
• Fiber Locations Constructed (17.5%)
• Net Fiber Broadband Adds (17.5%)
		Cash	• Performance-based reward tied to achievement of short-term (annual) corporate and financial goals • Pays only if established threshold performance levels are met
Long-Term Incentive (LTI)
Restricted Stock Units (RSUs) (33%)	Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Earned over three years (vesting 1/3 per year)
Performance Stock Units (PSUs) (67%)
Closely align executive and stockholder interests over a three-year period and aid in retention; performance goals based on the following metrics (weighting):
• Adjusted Fiber EBITDA (33.33%)
• Fiber Locations Constructed (33.33%)
• Expansion Fiber Penetration (33.33%)
Subject to a 3-year relative TSR modifier (+/- 20%)
Equity
• Performance-based reward tied to achievement of long-term (3-year) corporate and financial goals
• Promotes retention and enhances executive stock ownership
• Earned after the three-year performance period

Other Benefits	Provide standard programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefits	• NEOs receive broad-based benefits made available to similarly situated employees • No excessive perquisites
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Executive Compensation
Overview of our CEO’s Pay
Mr. Jeffery’s target total direct compensation (TDC) for 2023 is set forth below. During 2023, a significant portion of Mr. Jeffery’s compensation was awarded in the form of RSUs and PSUs, the realized value of which will be dependent on our stock price and the achievement of financial and operational performance goals. Any earned PSUs are further subject to a relative TSR modifier which can result in the number of PSUs received being +/- 20% of the earned amount. In 2023, Mr. Jeffery and certain other members of senior management were awarded Performance Recognition Grants that were intended to provide additional retentive and incentive value to the executive above his or her target annual compensation, as described in further detail below. Importantly, 67% of Performance Recognition Grant was awarded in the form of PSUs, in order to ensure the executive’s continued and enhanced alignment with the Company’s performance and stockholders’ interests. The Committee works closely with its independent compensation consultant, Willis Towers Watson, to maintain an executive compensation peer group for the use of benchmarking competitive levels and market practices which is used in setting the compensation for Mr. Jeffery and our other NEOs. See “Role of the Independent Compensation Consultant” below.
Element	Target Total Direct Compensation Level (Annual)	Performance Recognition Grant	Total Direct Compensation Level (Annual) + Performance Recognition Grant
Base Salary	$1,300,000		$1,300,000
Annual Cash Incentive	$2,600,000		$2,600,000
Restricted Share Unit Awards	$3,000,000	$3,750,000	$6,750,000
Performance Share Unit Awards	$6,000,000	$7,500,000	$13,500,000
EXECUTIVE COMPENSATION FRAMEWORK AND GOVERNANCE
Our Compensation and Human Capital Committee is committed to ensuring that our executive compensation programs continually evolve as necessary to support our business strategy and organizational context, and that they are designed to result in value to our stockholders.
Our Executive Compensation Philosophy
The Compensation and Human Capital Committee’s compensation philosophy takes into account the various goals for retaining and incentivizing the Company’s leadership team while balancing the interests of shareholders:
•
Maintain clear alignment between the interests of our executives and those of our stakeholders by rewarding performance measured by key financial metrics, strategic objectives, and stock price performance.

•	Reinforce our performance culture for our NEOs by making a significant portion of their compensation at risk (i.e., contingent upon stock price and specified operational Company performance).
•
Attract, hire, and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity, and the nature of our business.

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Executive Compensation Governance Highlights
The Compensation and Human Capital Committee is committed to implementing and maintaining strong governance practices that will protect and promote the long-term value of the Company for its stockholders and lay the foundation for a successful executive compensation program for our NEOs:
What We Do	Deliver a significant portion of executive compensation through performance-based, at-risk pay
Maintain a relevant peer group for aligning pay
Set challenging and diverse annual and long-term incentive goals that align with our strategy
Set caps on incentive payouts
Maintain a clawback policy with respect to incentive compensation
Require robust share ownership by executives, with minimum ownership levels defined by role
Maintain double-trigger change-in-control arrangements
Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company
Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of similarly situated employees
Consult with an independent consultant on compensation levels and practices
What We Don't Do	Establish uncapped incentive compensation opportunities
Provide single-trigger cash severance in connection with a change in control
Re-price stock option awards. Further, our plans expressly forbid exchanging underwater options for cash without stockholder approval
Permit hedging or pledging of equity
Pay dividends or dividend equivalents on unvested restricted stock units
Provide supplemental executive retirement plans
Shareholder Engagement and Results of 2023 Say on Pay Vote
The Board strongly believes in proactive engagement, communication, and transparency with the Company’s stockholders. The Company is committed to ongoing engagement with its investors and seeks their input on a variety of matters, including executive compensation, corporate governance and ESG matters, which is regularly shared with the Board. During 2023, we engaged with holders of over 85% of the outstanding shares of our common stock.
At our 2023 Annual Meeting, the advisory “say-on-pay” vote relating to the 2022 executive compensation for our NEOs received the support of 77.6% of votes cast by stockholders present in person or represented at the meeting. During 2023, our senior management, including our CEO, CFO, Head of Investor Relations, and Executive Chairman, participated in several investor conferences and held meetings with a significant number of our stockholders to discuss our financial performance, strategy, corporate governance, and executive compensation program, including the 2023 Say on Pay vote. Taking into consideration investor feedback, the Compensation and Human Capital Committee made
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certain changes to our compensation programs as shown in the section entitled ‘‘2024 Compensation Actions”. In evaluating the design of our executive compensation and the compensation decisions for each of the NEOs, the Compensation and Human Capital Committee intends to continue considering the results of future “say-on-pay” votes.
Role of the Compensation and Human Capital Committee
The Compensation and Human Capital Committee administers the executive compensation program for all NEOs, as well as other executives within the Company. While Frontier management provides input, it is the responsibility of the Committee to evaluate and approve the executive compensation philosophy, plans, policies, and programs in line with the process outlined below, to ensure the total compensation for our NEOs is competitive, appropriately tied to performance and does not promote undue risk-taking. The executive compensation program is determined and administered solely by the Committee.
STEP 1: Input on Compensation	STEP 2: Compensation Committee Decisions	STEP 3: Compensation and Human Capital Committee Oversight
Our CEO and Executive Chairman provide recommendations to the Committee on the compensation of all other NEOs. The Executive Chairman and CEO do not make recommendations on their own pay.

These recommendations take into consideration the competitive market pay data provided by the Committee’s independent compensation consultant (Willis Towers Watson), as well as the terms of our NEOs’ employment agreements and an evaluation of the NEO’s role, contributions, and performance in achieving Company performance and long-term potential. The Committee will also consider the value of previous equity awards and internal pay equity.
Subsequently, the Committee determines the NEOs’ compensation, ensuring that it is aligned with our executive compensation philosophy.
The Committee reviews and approves:

•  Objectives for each NEO

• Variable pay target opportunities for incentive awards

• Performance metrics for incentive awards

The Compensation and Human Capital Committee ensures that performance metrics are consistent with the financial, operational, and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

Role of the Independent Compensation Consultant
While the Compensation and Human Capital Committee has ultimate responsibility for compensation-related decisions, the committee has retained Willis Towers Watson as an independent consultant on executive compensation matters. Willis Towers Watson assists the Compensation and Human Capital Committee in its evaluation of the compensation provided to our CEO and other NEOs. Representatives from Willis Towers Watson generally attend Compensation and Human Capital Committee meetings and provide information, research and analysis pertaining to executive compensation and governance as requested by the Compensation and Human Capital Committee.
During fiscal year 2023, Willis Towers Watson was paid approximately $270,000 for the executive and director compensation consulting services it provided to the Compensation and Human Capital Committee. Other professional consulting services provided by Willis Towers Watson to the Company, which were requested by management, not approved by the Compensation and Human Capital Committee or the Board and not related to executive compensation, totaled approximately $3.3 million, consisting primarily of health & welfare, retirement, and insurance services. The Compensation and Human Capital Committee has considered the independence of Willis Towers Watson,
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consistent with the requirements of the Nasdaq, and taking into account other relevant factors, has determined that Willis Towers Watson is independent. Further, pursuant to SEC rules, the Compensation and Human Capital Committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining Willis Towers Watson. The Compensation and Human Capital Committee will reassess the independence of Willis Towers Watson at least annually.
Role of the Executive Compensation Peer Group
The Committee uses market data as a key input in determining executive officer compensation and maintains an executive compensation peer group for the use of benchmarking competitive compensation levels and market practices, to help ensure we provide our NEOs with fair and market-competitive compensation, and to support retention of our key leaders. The committee uses the market data with the CEO’s evaluation of performance and compensation recommendations for the other executive officers and then applies its judgment to set executive officer target compensation. While the committee considers peer group compensation information when setting executive compensation, it believes that compensation decisions are multi-dimensional and require consideration of other factors, including market competition for the position and the unique experience, qualities and potential that an executive brings to the Company. We selected companies:
•	Similar in size and complexity to Frontier, based primarily on revenue, but including other relevant financial metrics (e.g., EBITDA, enterprise value, market capitalization)
•	In the telecom industry, including communication services and information technology
•	In competition with Frontier for executive talent
Our peer group is regularly reviewed by the Committee with consideration given to our strategy and the advice of our independent compensation consultant. The Compensation Committee reviewed the peer group in September 2023 and reaffirmed the Company’s peer group, reflecting the acquisition of Shaw Communications by Rogers Communications. The current peer group is shown below:
Executive Compensation Peer Group
Altice USA, Inc. Amphenol Corporation CommScope Holding Company, Inc. Juniper Networks, Inc. Liberty Latin America LTD	Lumen Technologies, Inc. Motorola Solutions, Inc. News Corporation Qorvo, Inc. Rogers Communications, Inc.	Sirius XM Holdings, Inc. Telephone and Data Systems, Inc. TELUS Corporation Thomson Reuters Corporation United States Cellular Corporation
2023 EXECUTIVE COMPENSATION PROGRAM
Base Salary
Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on performance, scope of responsibility and years of experience, with reference made to relevant competitive market data. Base salaries for executive officers are reviewed on an annual basis or upon promotion or other change in responsibilities. At the end of 2022, Ms. Bloodworth received an increase in her Base Salary, and related target Annual Incentive, to reflect the addition of the installation operations group to her responsibilities. No changes were made to base salaries for the other NEOs during 2023.
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The following table sets forth the base salaries for each of our NEOs at the end of 2023:
	Base Salary as of December 31, 2022	Base Salary as of December 31, 2023
Nick Jeffery	$1,300,000	$1,300,000
Scott Beasley	$650,000	$650,000
Veronica Bloodworth	$715,000	$715,000
John Harrobin	$650,000	$650,000
Mark Nielsen	$900,000	$900,000
Annual Incentive Plan
The Annual Incentive Plan encourages a focus on Company performance and achievement of specific short-term financial and strategic goals. The annual performance goals for the 2023 Annual Incentive Plan were based on the four metrics - Adjusted EBITDA, Revenue, Fiber Locations Constructed and Net Fiber Broadband Adds - each weighted as shown below. To better align with market and to move away for our pre-bankruptcy program, the performance payout ranges were modified. The threshold payout was changed from 70% to 50% and the maximum payout was changed from 130% to 200%.
In February 2024, the Compensation and Human Capital Committee reviewed, measured, and approved Frontier’s 2023 performance against each of these annual targets.
($ in millions) Performance Factor	Weighting	2023 Performance Goals			2023 Actual	Weighted Payout
		Threshold	Target	Maximum
Adjusted EBITDA* (performance payout)	45%	$1,900 50%	$2,100 100%	$2,300 200%	$2,127 113.4%	51.0%
Revenue (performance payout)	20%	$5,500 50%	$5,800 100%	$6,100 200%	$5,751 91.8%	18.4%
Fiber Locations Constructed (performance payout)	17.5%	1,000,000 50%	1,200,000 100%	1,400,000 200%	1,320,025 160.0%	28.0%
Net Fiber Broadband Adds (performance payout)	17.5%	250,000 50%	315,000 100%	380,000 200%	315,353 100.5%	17.6%
Weighted Average Payout:						115.0%
*
Adjusted EBITDA is a non-GAAP financial measure. We use non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

The NEOs received the following payouts under the Annual Incentive Plan for 2023 performance:
Name	Annual Bonus Target (% of Base Salary)	Annual Bonus Target ($)	2023 Actual Payout
Nick Jeffery	200%	$2,600,000	$2,990,000
Scott Beasley	100%	$650,000	$747,500
Veronica Bloodworth	100%	$715,000	$822,250
John Harrobin	100%	$650,000	$747,500
Mark Nielsen	100%	$900,000	$1,035,000
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2023 Equity Awards
Under the Company’s 2021 Management Incentive Plan (the “MIP”), approved by the bankruptcy court upon Emergence, the Company was authorized to grant up to 15.6 million shares of Frontier stock in order to recruit new management and provide competitive equity-based compensation.
Consistent with prior years, as part of the Compensation Committee’s process for establishing the annual long-term incentive program, the Committee established an annual target value for each NEOs’ LTI award. This target award was developed for each NEO based on a number of factors, including a review of peer market data and overall annual total target compensation levels for each NEO. Establishing a target award level is intended to help align our NEOs’ overall pay with market levels as measured against our peers and to ensure that overall annual total target direct compensation levels include an appropriate pay mix between base salary, target annual bonus and target LTI.
In 2023, the Committee reviewed each NEOs’ annual target LTI value and overall annual total target compensation levels in order to ensure that each NEOs’ compensation levels were designed to maximize retention and incentive levels, and to ensure that such levels appropriately reflected the NEOs’ individual performance contributions to the Company in connection with the ongoing turnaround effort. Based on this review, the Committee determined it was appropriate to enhance the 2023 annual target LTI values for certain of the NEOs through special Performance Recognition Grants, which were intended to support continued retention and to recognize the efforts required to drive the Company’s continued journey toward growth. These Performance Recognition Grants were awarded with the same design as the annual 2023 LTI awards, including being split between 67% PSUs and 33% RSUs. The Performance Recognition Grants are intended to recognize the specific contributions made by each of the NEOs who received such an award and to further align those NEOs’ interests with those of our stockholders. The Committee recognized that, without the continued dedication and efforts of the NEOs, the operational milestones achieved over the past three years following our emergence from bankruptcy would not have been possible.
The design of the annual LTI awards granted during 2023 (including any Performance Recognition Grant) were as follows:
•
PSUs (67%): Subject to a 3-year overall performance period (2023-2025), with “threshold” (50% payout), “target” (100% payout), and “maximum” (200% payout), and subject to a relative TSR modifier (+/- 20%), which provides that the portion of the PSUs earned based on operational goals may be increased or decreased by 20%.

•	RSUs (33%): Time vest in equal one-third installments over a three-year period.
The target value for each NEO’s annual 2023 LTI award and, if applicable, the target value of the Performance Recognition Grant, are shown in the table below:
Name	Target Annual PSU Award	Target Annual RSU Award	Performance Recognition Grant (PSU)	Performance Recognition Grant (RSU)	Total PSU Award	Total RSU Award	Total 2023 Equity Award
Nick Jeffery	$6,000,000	$3,000,000	$7,500,000	$3,750,000	$13,500,000	$6,750,000	$20,250,000
Scott Beasley	$1,333,333	$666,667	$1,333,333	$666,667	$2,666,666	$1,333,334	$4,000,000
Veronica Bloodworth	$1,333,333	$666,667	$1,333,333	$666,667	$2,666,666	$1,333,334	$4,000,000
John Harrobin	$866,667	$433,333	$866,667	$433,333	$1,733,334	$866,666	$2,600,000
Mark Nielsen	$1,166,667	$583,333	N/A	N/A	$1,166,667	$583,333	$1,750,000
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Performance Share Units
PSUs help to ensure our executives’ pay is directly linked to the achievement of strong, sustained long-term operating performance. In 2023 the NEOs were granted the following number of PSUs.
Name	Threshold	Target Award	Maximum Award
Nick Jeffery	250,557	501,114	1,002,228
Scott Beasley	49,493	98,986	197,972
Veronica Bloodworth	49,493	98,986	197,972
John Harrobin	32,171	64,341	128,682
Mark Nielsen	21,654	43,307	86,614
These grants will vest at the end of the 2023-2025 performance period and will be earned based on the factors described below, with performance assessed over three years. Additionally, a three-year TSR metric acts as a modifier to provide for +/- 20% of the earned award (but subject in all events to a maximum of 200% of the target number of PSUs).
Performance Factor
Adjusted Fiber EBITDA 33.3% weight
Fiber Revenue less corresponding Fiber Operating Expenses, adjusted to exclude certain pension/OPEB expenses, stock-based compensation, severance, restructuring costs, acquisition/divestiture costs and certain other non-recurring items, the impact of changes in accounting rules, in each case as approved by the Compensation Committee, and any other adjustments the Compensation and Human Capital Committee deems appropriate. Adjusted Fiber EBITDA is a non-GAAP measure

Fiber Locations Constructed 33.3% weight	Fiber locations constructed and Open-For-Sale after construction activity is complete (includes both greenfield and brownfield construction)
Expansion Fiber Penetration 33.3% weight: 3-Year Target
Penetration defined as the number of Fiber Customers divided by Number of Fiber Locations Open-For-Sale, when a group reaches 12 or 24 months of Open-For-Sale (includes both greenfield and brownfield construction)

Relative TSR Modifier +/- 20% The modifier is capped at 100% if absolute TSR is negative, and the total PSU payout can never exceed 200%. The modifier is applied at the end of the performance period.
The change in FYBR stock price over the measurement period (including any reinvested dividends) as compared to the S&P 400 Mid Cap Index. Measured from January 1, 2023 through December 31, 2025 based on a 20-day Volume Weighted Average Price (VWAP) for both the beginning and ending price

Performance is calculated on each metric independently; PSUs can be earned even if performance on one or more metrics is below threshold. At the threshold performance level, the payout would be 50% of the target award; at the target performance level, the payout would be 100% of the target award; and at the maximum performance level, the payout would be 200% of the target award.
Final payouts for the 2023-2025 PSUs will be increased or decreased by 20% at the end of 2025, based on our interpolated Relative TSR performance versus the S&P 400 Mid Cap Index. The total earned award will be determined as a percent of PSU target shares, but in no event will it be greater than 200% of the target number of units.
The payout of the 2023-2025 PSUs will be determined after the performance period ends on December 31, 2025, and is expected to be paid in March 2026.
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Restricted Stock Units
The Restricted Stock Unit portion of our long-term incentive is also directly linked to our share price. If our share price decreases, so does the value of the NEO’s compensation. RSUs also help us maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements. The 2023 RSU grants vest in equal installments over three years: one-third in each of March 2024, 2025, and 2026.
Name	Restricted Stock Unit Award
Nick Jeffery	250,557
Scott Beasley	49,493
Veronica Bloodworth	49,493
John Harrobin	32,171
Mark Nielsen	21,654
Impact of 2022 Grant on 2023 Compensation Reporting for Our CEO
Mr. Jeffery was the only NEO who received a new equity award during 2022. In accordance with the disclosure rules, with respect to the 2022 PSU, only the portion of the PSUs relating to the Expansion Fiber Penetration metric was reflected in the Summary Compensation Table and Grant of Plan Based Awards Table in last year’s Proxy Statement because the performance goals for the applicable 3-year performance period were established during 2022. The goals for Adjusted Fiber EBITDA and Fiber Locations Constructed were not fully set in 2022, and, as such, there was no grant date established for accounting/disclosure purposes for those portions of the award during 2022. The Compensation Committee set the remaining portions of the goals for the 2022-2024 performance period in the beginning of 2023, and we have reported the remaining PSU portion of the 2022 PSU in the 2023 Summary Compensation Table and Grant of Plan Based Awards Table in this Proxy Statement.
The table below illustrates how the PSUs from the CEO’s 2022 Grant are reported in the Summary Compensation Table and Grant of Plan Based Awards Table in last-year’s and this-year’s Proxy Statements. Although $2,664,198 is reported in this Proxy Statement as 2023 compensation, the underlying award reflects a 2022 compensation component/pay decision.
	# of PSUs Awarded in 2022 and Reported as 2022 Compensation in the 2023 Proxy	Value of PSUs Awarded in 2022 and Reported as 2022 Compensation in the 2023 Proxy	# of PSUs Awarded in 2022 and Reported as 2023 Compensation in 2024 Proxy	Value of PSUs Awarded in 2022 and Reported as 2023 Compensation in the 2024 Proxy
Nick Jeffery	55,620	$1,491,172	111,240	$2,664,198
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Payment of 2021 – 2023 Performance Share Units
In February 2024, the Committee reviewed and approved the results for the 2021 – 2023 PSU program as shown below. Based on our three-year results and weighted performance, the overall performance percentage achieved for the 2021 – 2023 PSUs, prior to applying the TSR modifier, was 134.2% of target.
Performance Category
2021-2023 PSU Metrics ($ in millions)	Threshold (50%)	Target (100%)	Maximum (200%)	Stretch Maximum (300%)	Company Results	Weighted Performance Payout
2021 Adjusted Fiber EBITDA* ($M)	$896	$1,054	$1,212	$1,370	$1,096
2022 Adjusted Fiber EBITDA* ($M)	$956	$1,125	$1,294	$1,463	$1,167
2023 Adjusted Fiber EBITDA* ($M)	$1,020	$1,200	$1,380	$1,560	$1,329
Adjusted Fiber EBITDA* (Weight 33.3%)	$2,872	$3,379	$3,886	$4,393	$3,593	47.4%

2021 Fiber Locations Constructed	420,687	494,900	570,000	750,000	637,711
2022 Fiber Locations Constructed	850,000	1,000,000	1,150,000	1,400,000	1,225,000
2023 Fiber Locations Constructed	1,400,000	1,600,000	1,800,000	2,000,000	1,320,025
Fiber Locations Constructed (33.3%)	2,670,687	3,094,900	3,520,000	4,150,000	3,182,736	40.2%

2021 Fiber Penetration 12 Month	14%	18%	22%	26%	22%
2022 Fiber Penetration 12 Month	14%	18%	22%	26%	18%
2023 Fiber Penetration 12 Month	14%	18%	22%	26%	18%
Fiber Penetration 12 Month (16.7%)	42%	54%	66%	78%	58%	22.2%

2022 Fiber Penetration 24 Month	20%	26%	30%	33%	31%
2023 Fiber Penetration 24 Month	20%	26%	30%	33%	25%
Fiber Penetration 24 Month (16.7%)	40%	52%	60%	66%	56%	24.4%
Total Payout Percent Before TSR Modifier						134.2%
*
Adjusted Fiber EBITDA is a non-GAAP financial measure. We use non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

Our total shareholder return (TSR) relative to the other entities in the S&P 400 Mid Cap Index was measured and resulted in an a TSR Modifier of 93.9% based on our relative TSR performance of 42.4% and the following table.
Relative Company TSR Versus the S&P 400 Mid-Cap Index	TSR Adjustment to the Award Percentage (interpolate between points)
Performance ≥ 90%	120%
At 75% Performance	110%
At 50% Performance	100%
At 25% Performance	80%
Performance < 25%	80%
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Applying the TSR Modifier to the 134.2% initial payout percentage resulted in a final payout percentage of 126.0% (as a percentage of the target level).
Name	Target Value	Target Shares Granted (#)	Final Payout Percentage	Final PSU Award (#)	Value of PSU at Payment*
Nick Jeffery	$10,000,000	390,473	126.0%	491,996	$11,719,345
Scott Beasley	$4,000,000	156,189	126.0%	196,799	$4,687,752
Veronica Bloodworth	$4,000,000	156,189	126.0%	196,799	$4,687,752
John Harrobin	$2,600,000	101,523	126.0%	127,919	$3,048,310
Mark Nielsen	$3,500,000	136,666	126.0%	172,200	$4,101,804
*	Based on a closing price of $23.82 on March 1, 2024, the date the PSU award was paid.
2024 Compensation Actions
The Committee, taking into account shareholder feedback, and in consultation with the Committee’s outside advisors, adopted a new set of metrics for the 2024-2026 Performance Share Unit (PSU) program, as shown in the table below. The previously-approved PSU programs, including the 2021-2023 PSU program adopted at the Company’s emergence from bankruptcy, had included the metrics “Fiber Locations Constructed” and “Expansion Fiber Penetration.” These operating metrics aligned with our priority at the time to commence and scale our fiber upgrade program. Now that we have completed construction of a significant portion of the fiber passings announced at emergence, the new 2024-2026 PSU program increases focus on generating revenue from these new fiber passings. Additionally, the Committee added a relative TSR metric to create a direct focus on shareholder value creation. In designing the 2024-2026 PSU program, the Committee included these new financial metrics to reflect our key priorities at this point in the Company’s turnaround.
2023-2025 PSU Goals
Metric	Weighting
Adjusted Fiber EBITDA	33.3%
Fiber Locations Constructed	33.3%
Expansion Fiber Penetration	33.3%
TSR Modifier of +/- 20%
2024-2026 PSU Goals
Metric	Weighting
Adjusted Fiber EBITDA	33.3%
Fiber Revenue	33.3%
Relative TSR S&P Mid-Cap 400	33.3%
Consistent with past practices, the Committee, in consultation with the Committee’s advisors, approved 2024 salaries, target annual incentives and the 2024 long-term incentive awards for the NEOs at its February and March 2024 meetings. Other than as described below, the long-term incentives were granted at the annual target levels previously established for the NEOs.
Effective March 1, 2024, Mr. Beasley’s target compensation was increased, to better align with market, as follows: (i) base salary of $750,000; (ii) target annual bonus of $750,000; and (iii) target annual long-term incentive of $2,800,000.
In March of 2024, the Committee reviewed the existing target annual long-term incentive for Mr. Jeffery in order to ensure such amount continued to be appropriately incentivizing and retentive as compared to our peers. In connection therewith, the Committee approved an adjustment to Mr. Jeffery’s annual target long term-incentive for 2024 by $1.1 million, from $9 million to $10.1 million.
The Committee and the Board also reviewed the compensation package for Mr. Stratton, our Executive Chairman. The independent members of the Board believe that Mr. Stratton continues to provide strategic leadership in several areas. Mr. Stratton’s base salary and bonus opportunities are provided for in his contract, but Mr. Stratton’s emergence equity award fully vested in March of 2024, without contractual provisions governing future grants of equity-based awards. The Committee worked closely with its independent compensation consultant to design a proposed annual long-term incentive grant for Mr. Stratton for 2024, taking into account market data from similarly situated companies, and
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determined it was appropriate to approve a 2024 grant to Mr. Stratton, having a grant date award value of $6 million. The grant will have the same RSU/PSU allocation and goals as for the other executive officers, which are described above. The independent directors agreed that the Board would continue to review Mr. Stratton’s role and compensation on a year-to-year basis.
Benefits
We provide benefits to our NEOs on the same basis as all of our non-union, full-time employees. These benefits consist of medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan. Mr. Jeffery is entitled to receive certain benefits as part of his relocation package.
Other Matters
Stock Ownership Guidelines
To further align our executives’ interests with those of our stockholders, the Compensation and Human Capital Committee established robust stock ownership guidelines for the CEO and the other executive officers. The CEO is expected to own shares of Frontier stock having a minimum value of 6x base salary, and our other executive officers are expected to own shares of Frontier stock having a minimum value of 3x base salary. Our NEOs are expected to meet their respective minimum ownership guideline within five years.
Hedging and Pledging Prohibition
We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars, or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities, unless specifically pre-approved by the Company’s Chief Legal Officer.
Employment Agreements, Termination of Employment and Change-in-Control Arrangements
To attract talented executives, support retention objectives and ensure that executives perform their work with objectivity, we provide certain post-employment severance benefits to our NEOs. The terms of each NEO’s severance benefits are set forth in his or her employment agreement with the Company (or, for Mr. Nielsen, as set forth in a severance letter approved by the pre-Emergence Compensation Committee). The terms of each NEO’s severance arrangement are described under the heading “Employment Agreements” below and are quantified under the heading “Potential Payments upon Termination of Employment or Change-in-Control” below. None of the employment agreements or Mr. Nielsen’s severance letter provide for single-trigger cash severance payments upon a change of control.
The RSU and PSU award agreements applicable to the grants made in 2021, 2022 and 2023 provide that if an executive officer’s employment is terminated by the Company “without cause” or the executive resigns for “good reason”, the NEO’s time-based RSUs will vest in the number of shares that would have otherwise vested over the next 12 months, and the PSUs will remain outstanding and will be eligible to vest based on performance measured at the end of the performance period, pro-rated for time served during the total performance period. In the event of a change of control, the 2021 Management Incentive Plan (the “2021 Plan”) and the award agreements provide that unvested awards will only become vested if the buyer does not provide “replacement awards” as determined under the 2021 Plan. PSUs that are assumed or replaced by a buyer would be converted into time-based awards based on the greater of actual or target level performance measured through the change-in-control. If any unvested awards are replaced and assumed by the buyer, unvested awards would become immediately vested if the executive officer is involuntarily terminated by the buyer within 24 months following the change of control.
Frontier Communications	60	2024 Proxy Statement

Executive Compensation
Clawback Policy
In September 2023, the Compensation and Human Capital Committee adopted a clawback policy which provides that in the event the Company is required to restate its financial statements due to the Company’s material non-compliance with applicable financial reporting requirements, the covered executives will be required to repay or forfeit any excess incentive compensation received by the covered executive during the three-year period prior to the date of the restatement. Incentive compensation includes any equity or cash award that vests or is earned based on financial reporting measures.
The clawback policy applies to all of our Section 16 officers and the other members of our Executive Committee. This policy is intended to comply with the SEC and NASDAQ clawback rules which became effective during 2023.
Tax Implications—Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to our covered executive officers in excess of $1 million will generally not be deductible. The exemption from 162(m)’s deduction limit for performance-based compensation was repealed for tax years beginning after December 31, 2017. While the Compensation and Human Capital Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations may outweigh tax or accounting considerations.
Frontier Communications	61	2024 Proxy Statement

Compensation Committee Report
The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The foregoing report is provided by the following directors, who constitute the Compensation and Human Capital Committee:
Submitted by:
Pamela L. Coe (Chair)
Kevin L. Beebe
Lisa V. Chang
Maryann Turcke
Frontier Communications	62	2024 Proxy Statement

Executive Compensation Tables
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to our 2023 named executive officers, for each of the fiscal years ending December 31, 2021, 2022 and 2023.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Nicholas S. Jeffery President & CEO	2023	$1,300,000	$0	$20,786,986	$2,990,000	$13,038	$25,090,024
	2022	$1,300,000	$0	$10,743,624	$2,678,000	$14,669	$14,736,293
	2021	$1,113,424	$3,750,000	$9,628,428	$2,659,800	$57,932	$17,209,584
Scott Beasley EVP, Chief Financial Officer	2023	$650,000	$0	$3,579,829	$747,500	$9,900	$4,987,229
	2022	$650,000	$1,500,000	$2,834,310	$669,500	$9,150	$5,662,960
	2021	$357,008	$1,500,000	$3,851,375	$383,728	$2,031	$6,094,141
Veronica Bloodworth EVP, Chief Network Officer	2023	$715,000	$0	$3,579,829	$822,250	$10,000	$5,127,079
	2022	$650,000	$0	$2,834,310	$669,500	$9,150	$4,162,960
	2021	$470,265	$0	$4,693,347	$503,995	$6,600	$5,674,208
John Harrobin EVP, Consumer	2023	$650,000	$0	$2,326,904	$747,500	$9,900	$3,734,304
Mark D. Nielsen EVP, Chief Legal & Regulatory Officer	2023	$900,000	$0	$1,566,210	$1,035,000	$7,875	$3,509,085
	2022	$900,000	$0	$2,480,041	$927,000	$7,250	$4,314,291
	2021	$900,000	$1,000,000	$3,369,956	$920,700	$6,750	$6,197,406
(1)
Amounts in the Bonus column for (i) 2022 represent the second portion of a sign-on cash award for Mr. Beasley; and (ii) 2021 represent sign-on cash awards to Messrs. Jeffery and Beasley as well as an Emergence success bonus to Mr. Nielsen.

(2)
All equity awards have been granted under the 2021 Management Incentive Plan (MIP). With respect to the PSU portion of the 2021 Emergence Grant, only the portion of the PSUs that relate to achievement of the Expansion Fiber Penetration metric are reflected for 2021, given that the goals relating to such metric for the entire 3-year performance period were established during 2021. The goals relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed metrics for the 2022 and 2023 performance years were set in 2022 and, in accordance with FASB ASC 718, the grant date for the portion of the PSUs applicable to those metrics was established during 2022, and the grant date value for such portion is included for 2022.

•
With respect to Mr. Jeffery’s PSU award approved by the Committee during 2022 with a performance period of 2022-2024, only the portion of the PSUs that relate to achievement of the Expansion Fiber Penetration metric are reflected for 2022, given that the goals relating to such metric for the entire 3-year performance period were established during 2022. The goals relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed metrics for the 2024 performance year were set in 2023 and, in accordance with FASB ASC 718, the grant date for the portion of the PSUs applicable to those metrics was established during 2023, and the grant date value for such portion is included for 2023.

•
With respect to the 2023 PSU awards approved by the Committee during 2023 with a performance period of 2023-2025, all of the performance goals were set in 2023 and as such the full value of the awards at the grant date are reflected in 2023.

•
The grant date values of the portions of the PSUs reflected in the table above were computed in accordance with FASB ASC 718 based on the probable outcome of the applicable performance goals as of the applicable grant date, which was equal to the “target” value. Frontier uses Monte Carlo simulations to value the total stockholder return modifier applicable to the PSUs. Assuming the highest level of performance on the PSUs for which an accounting grant date was established during 2023 and TSR-modifier performance will be achieved, the value of the PSUs included for 2023 would be as follows: Mr. Jeffery - $29,682,536; Mr. Beasley - $4,810,720; Ms. Bloodworth - $4,810,720; Mr. Harrobin – $3,126,973; and, Mr. Nielsen - $2,104,720. For a discussion of valuation assumptions relating to stock-based awards, see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. For additional details regarding the stock awards approved by the Committee during 2023, see the Compensation Discussion and Analysis.

(3)	The amounts shown in this column represent cash awards earned under our annual incentive plan for the applicable year.
(4)
All Other Compensation for Mr. Jeffery in 2023 consists of a relocation related payment of $13,038. For all other NEOs, All Other Compensation consists primarily of matching payments under the Company’s 401(k) plan.

Frontier Communications	63	2024 Proxy Statement

Grants of Plan-Based Awards
The following table sets forth information with respect to awards granted to each of our NEOs during 2023.
Name	Grant Date	Original Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Nicholas S. Jeffery
Annual Cash Incentive			$1,300,000	$2,600,000	$5,200,000
Performance Stock Unit	3/13/23	3/10/22				44,496	111,240	222,480		$2,664,198
Restricted Stock Unit	3/13/23	3/13/23							250,557	$5,945,718
Performance Stock Unit	3/13/23	3/13/23				200,446	501,114	1,002,228		$12,177,070
Scott Beasley
Annual Cash Incentive			$325,000	$650,000	$1,300,000
Restricted Stock Unit	3/13/23	3/13/23							49,493	$1,174,469
Performance Stock Unit	3/13/23	3/13/23				39,594	98,986	197,972		$2,405,360
Veronica Bloodworth
Annual Cash Incentive			$357,500	$715,000	$1,430,000
Restricted Stock Unit	3/13/23	3/13/23							49,493	$1,174,469
Performance Stock Unit	3/13/23	3/13/23				39,594	98,986	197,972		$2,405,360
John Harrobin
Annual Cash Incentive			$325,000	$650,000	$1,300,000
Restricted Stock Unit	3/13/23	3/13/23							32,171	$763,418
Performance Stock Unit	3/13/23	3/13/23				25,736	64,341	128,682		$1,563,486
Mark D. Nielsen
Annual Cash Incentive			$450,000	$900,000	$1,800,000
Restricted Stock Unit	3/13/23	3/13/23							21,654	$513,849
Performance Stock Unit	3/13/23	3/13/23				17,323	43,307	86,614		$1,052,360
(1)
Reflects the target payout amounts for annual incentive plan awards established during 2023 as approved by the Committee. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2023 for the non-equity incentive plan awards actually earned by the NEOs under the AIP for 2023.

(2)
Reflects the number of shares of common stock that may be earned upon vesting of the PSU awards for which an accounting grant date was established during 2023, assuming the achievement of threshold, target and maximum performance levels (which were 50%, 100% and 200% of the target awards). For all of the NEOs, reflects the 2023 PSU awards approved by the Committee during 2023 with a performance period of 2023-2025. For Mr. Jeffery, also includes the portion of the 2022 PSU award approved by the Committee on March 10, 2022, attributable to the goals that were set in 2023 relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed.

(3)	Reflects awards of restricted stock units, which vest in 1/3rd installments on each of the first three anniversaries of the grant date.
(4)	See footnote (2) to the Summary Compensation Table for Fiscal Year 2023 for additional information regarding the determination of the grant date fair value of time-based RSUs and PSUs.
Frontier Communications	64	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by each of the NEOs at December 31, 2023.
Name	Date of Grant	Number of Shares of Stock or Units That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Yet Vested(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(3)
Nicholas S. Jeffery	7/7/2021	65,079	$1,649,102	390,473	$9,894,586
	3/10/2022	55,620	$1,409,411	166,860	$4,228,232
	3/13/2023	250,557	$6,349,114	501,114	$12,698,229
Scott Beasley	7/7/2021	26,031	$659,626	156,189	$3,957,829
	3/13/2023	49,493	$1,254,153	98,986	$2,508,305
Veronica Bloodworth	7/7/2021	35,793	$906,995	156,189	$3,957,829
	3/13/2023	49,493	$1,254,153	98,986	$2,508,305
John Harrobin	7/7/2021	21,475	$544,177	101,523	$2,572,593
	3/13/2023	32,171	$815,213	64,341	$1,630,401
Mark D. Nielsen	7/7/2021	22,777	$577,169	136,666	$3,463,116
	3/13/2023	21,654	$548,712	43,307	$1,097,399
(1)
The amounts shown in this column represent RSUs held by the named executive officers as of December 31, 2023. The RSUs granted on 7/7/2021 vest in equal installments on March 4, 2022, 2023 and 2024 for Mr. Jeffery and April 30, 2022, 2023 and 2024 for all other NEOs. The RSUs granted to Mr. Jeffery on 3/10/2022 vest in equal installments on March 4, 2023, 2024 and 2025. The RSUs granted on March 13, 2023 vest in equal installments on March 13, 2024, 2025 and 2026.

(2)	The amounts shown in this column represent the target number of PSUs that may be earned by the NEOs. See the CD&A for an explanation of the payout of the PSUs granted on July 7, 2021.
(3)	The market value of RSUs and PSUs reflected in the table is based upon the closing price of the common stock on December 29, 2023, which was $25.34 per share.
Stock Vested
The NEOs acquired the following number of shares upon the vesting of restricted stock units in 2023.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas S. Jeffery	92,889	$2,549,804
Scott Beasley	26,032	$478,208
Veronica Bloodworth	35,794	$657,536
John Harrobin	21,477	$394,532
Mark D. Nielsen	22,778	$418,432
Frontier Communications	65	2024 Proxy Statement

EMPLOYMENT ARRANGEMENTS
We are party to employment agreements with Messrs. Jeffery, Beasley, Harrobin and Ms. Bloodworth. Each NEO receives a base salary and is entitled to participate in our annual and long-term incentive plans. Mr. Nielsen, as an incumbent executive officer prior to emergence, will be covered under the same form of agreement as the other NE0s effective May 1, 2024, and will continue to be covered through April 30, 2024, by the terms of a Severance Letter that was implemented by the pre-Emergence Compensation Committee prior to our bankruptcy filing.
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL
The following summarizes potential payment treatments that would be made to each of our NEOs, as applicable, upon a termination of employment “without cause” or for “good reason” as of December 31, 2023, including following a change-in-control. None of our arrangements provide for single-trigger severance benefits upon a change-in-control. Pursuant to the terms of the equity award agreements, if a “replacement award” is provided by the acquiror in connection with a change-in-control, then outstanding equity awards will not automatically accelerate and will instead be continued in accordance with the terms of the applicable award agreements. If no “replacement award” is provided, then vesting of outstanding equity awards will accelerate upon the applicable change-in-control (“CIC”). The charts below assume that, in connection with a change-in-control, no replacement award is provided.
	N. Jeffery	S. Beasley	V. Bloodworth	J. Harrobin	M. Nielsen
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	2 Times	1 Times	1 Times	1 Times	1 Times
Target Bonus	2 Times	N/A	N/A	N/A	N/A
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Next Vesting	Next Vesting	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting
Other Benefits	18 mos. subsidized	12 mos. subsidized	12 mos. subsidized	12 mos. subsidized	3 mos. subsidized
Death or Disability
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Next Vesting	Next Vesting	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting
Termination without Cause or Resignation for Good Reason (in connection with CIC)
Timing	Within 6 months prior or 24 months after CIC	Within 24 months after CIC	Within 24 months after CIC	Within 24 months after CIC	Within 6 months prior or 12 months after CIC
Base Salary	2 Times	1 Times	1 Times	1 Times	2 Times
Target Bonus	2 Times	1 Times	1 Times	1 Times	2 Times
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Fully Vest	Fully Vest	Fully Vest	Fully Vest	Fully Vest
Performance Share Units	Fully Vest at Target/Actual	Fully Vest at Target/Actual	Fully Vest at Target/Actual	Fully Vest at Target/Actual	Fully Vest at Target/Actual
Other Benefits	18 mos. subsidized	12 mos. subsidized	12 mos. subsidized	12 mos. subsidized	3 mos. subsidized
Frontier Communications	66	2024 Proxy Statement

Effective February 22, 2024, the severance amount under the Termination without Cause or Resignation for Good Reason (in connection with CIC) scenario for Messrs. Beasley and Harrobin and Ms. Bloodworth and effective May 1, 2024 for Mr. Nielsen have been amended to 1.5 times base and target bonus. At the same time, the protected period has been extended to six months prior to the change in control. These changes were made by the Committee to better align with market.
The following summarizes potential payments that would be made under each NEO’s employment agreement upon a termination of employment as of December 31, 2023.
Type	N. Jeffery	S. Beasley	V. Bloodworth	J. Harrobin	M. Nielsen
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	$2,600,000	$650,000	$715,000	$650,000	$900,000
Target Bonus	$5,200,000	—	—	—	—
Prorated Current Bonus	$2,600,000	$650,000	$715,000	$650,000	$900,000
Restricted Share Units	$4,470,179	$1,077,685	$1,325,054	$815,923	$760,073
Performance Share Units	$19,518,743	$5,822,958	$5,822,958	$3,784,934	$4,729,335
Other Benefits	$25,855	$17,160	$15,945	$17,237	—
Total	$34,414,777	$8,217,803	$8,593,957	$5,918,094	$7,289,408
Death or Disability
Prorated Current Bonus	$2,600,000	$650,000	$715,000	$650,000	$900,000
Restricted Share Units	$4,470,179	$1,077,685	$1,325,054	$815,923	$760,073
Performance Share Units	$19,518,743	$5,822,958	$5,822,958	$3,784,934	$4,729,335
Total	$26,588,922	$7,550,643	$7,863,012	$5,250,857	$6,389,408
Termination without Cause or Resignation for Good Reason (in connection with CIC)
Base Salary	$2,600,000	$650,000	$715,000	$650,000	$1,800,000
Target Bonus	$5,200,000	$650,000	$715,000	$650,000	$1,800,000
Prorated Current Bonus	$2,600,000	$650,000	$715,000	$650,000	$900,000
Restricted Share Units	$9,407,627	$1,913,778	$2,161,147	$1,359,390	$1,125,882
Performance Share Units	$29,393,639	$7,495,170	$7,495,170	$4,871,868	$5,460,926
Other Benefits	$25,855	$17,160	$15,945	$17,237	—
Total	$49,227,121	$11,376,108	$11,817,262	$8,198,495	$11,086,808
Frontier Communications	67	2024 Proxy Statement

CEO Pay Ratio
For 2023, the ratio of our annual total CEO compensation to the median annual total compensation of all our employees (other than the CEO) as described below, commonly referred to as the “CEO Pay Ratio”, was 230 to 1. We determined that the 2023 median annual total compensation of all our employees who were employed as of December 31, 2023, other than our CEO, was $109,221.
As of December 31, 2023, our total employee population consisted of approximately 13,300 employees. To identify the median employee, we used a Consistently Applied Compensation Measure (CACM) based on W-2 income. Our disclosed pay ratio is calculated in a manner consistent with S-K Item 402(u).
For purposes of this CEO Pay Ratio disclosure, CEO compensation was $25,090,024, which was reported in the Summary Compensation Table.
Relationship of Compensation Policies and Programs to Risk
In consultation with the Compensation and Human Capital Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.
Management reported its findings to the Compensation and Human Capital Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.
A significant portion of our executive compensation program is performance-based, and the Compensation and Human Capital Committee has focused on aligning our compensation principles with the long-term interests of Frontier and avoiding awards or incentive structures that could create unnecessary risks.

Frontier Communications	68	2024 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total to PEO(1)	Compensation Actually Paid to PEO(2)	Summary Compensation Table Total for PEO 2(3)	Summary Compensation Table Total for PEO 2(4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non- PEO NEOs(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)	Net Income(9) (millions)	Adjusted EBTIDA(10) (millions)
(a)	(b)	(c)	(b 2)	(c 2)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$25,090,024	$27,908,285	N/A	N/A	$4,339,424	$4,362,668	$94.03	$72.81	$29	$2,127
2022	$14,736,293	$16,066,421	N/A	N/A	$12,165,924	$14,199,003	$94.55	$80.41	$436	$2,080
2021	$17,209,584	$17,507,005	$3,997,819	$3,997,819	$13,628,775	$16,785,690	$109.42	$86.41	$4,955	$2,476
2020	N/A	N/A	$7,912,333	$7,912,333	$3,039,974	$3,039,974	N/A	N/A	($402)	$2,898
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Jeffery our Chief Executive Officer, or principal executive officer (PEO), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Jeffery, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jeffery during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jeffery’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award With Adjustments(b)	Compensation Actually Paid to PEO
2023	$25,090,024	($20,786,986)	$23,605,247	$27,908,285
2022	$14,736,293	($10,743,624)	$12,073,752	$16,066,421
2021	$17,209,584	($9,628,428)	$9,925,849	$17,507,005
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
Frontier Communications	69	2024 Proxy Statement

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of one or more of the following, as specified in the chart(s) below: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Unvested Equity Awards Granted in Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award With Adjustments
2023	$23,876,170	($187,534)	$0	($83,389)	$0	$0	$23,605,247
2022	$12,794,098	($417,729)	$0	($302,617)	$0	$0	$12,073,752
2021	$9,925,849	$0	$0	$0	$0	$0	$9,925,849
(3)
The dollar amounts reported in column (b 2) are the amounts of total compensation reported for Mr. Han (our former Chief Executive Officer) in the “Total” column of the Summary Compensation Table for 2021 and 2020.

(4)
The dollar amounts reported in column (c 2) represent the amount of “compensation actually paid” to Mr. Han. Since he did not receive any stock-based compensation or have a pension benefit, no adjustments were made to the reported compensation.

(5)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group excluding Mr. Jeffery (for 2021, 2022 and 2023) and Mr. Han (for 2020 and 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The other NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Scott Beasley, Veronica Bloodworth, John Harrobin and Mark Nielsen (ii) for 2022, John Stratton, Scott Beasley, Mark Nielsen and Veronica Bloodworth; (iii) for 2021, John Stratton, Scott Beasley, Mark Nielsen, Veronica Bloodworth and Sheldon Bruha; and (iv) for 2020, Sheldon Bruha, Mark Nielsen, Kenneth Arndt, Steve Gable, and John Maduri.

(6)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the other NEOs identified in footnote (5) as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the other NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the other NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity With Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$4,339,424	($2,763,193)	$2,786,437	$4,362,668
2022	$12,165,924	($9,900,724)	$11,933,803	$14,199,003
2021	$13,628,775	($10,931,161)	$14,088,076	$16,785,690
2020	$3,039,974	$0	$0	$3,039,974
(a)	The grant date fair value of equity awards represents the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year for the other NEOs.
Frontier Communications	70	2024 Proxy Statement

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$3,166,505	($97,611)	$0	($282,456)	$0	$0	$2,786,437
2022	$12,868,759	($605,348)	$0	($329,608)	$0	$0	$11,933,803
2021	$14,088,076	$0	$0	$0	$0	$0	$14,088,076
2020	$0	$0	$0	$0	$0	$0	$0
(7)
Cumulative TSR from May 4, 2021, the date our common stock was listed and began trading on the Nasdaq, is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
Represents the change in value assuming $100 was invested in the S&P 500 Telecom Services Index at the open of market on May 4, 2021, the date our common stock was listed and began trading on the Nasdaq, through each year-end.

(9)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(10)
The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Adjusted EBITDA is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (i.e., a “Non-GAAP” measure). We use Non-GAAP financial measures, including Adjusted EBITDA, and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.
Financial Performance Measures
The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Adjusted EBITDA
•	Adjusted Fiber EBITDA
•	Revenue
•	Relative TSR (the Company’s TSR as compared to the S&P MidCap 400 Index)
The Company also uses certain non-financial performance measures in our incentive compensation programs which we believe are important to realizing our strategic goals.
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Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table for the most recent fiscal year.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Jeffery and the average amount of compensation actually paid to the Company’s other NEOs as a group is aligned with the Company’s cumulative TSR. The compensation actually paid aligns with the Company’s cumulative TSR over the period presented primarily because a significant portion of the compensation actually paid to Mr. Jeffery and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company targets that over 60% of the value of total target direct compensation awarded to the CEO be comprised of equity awards, consisting of restricted stock units and performance share units.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($M)
Indexed Total Shareholder Return
$40
$35
$30
$25
$20
$15
$10
$5
$0
120
100
80
60
40
20
0
$109
$95
$94
$27.9
$17.5
$16.8
$16.1
$14.2
$7.9
$3.0
$4.4
2020
2021
2022
2023
CAP to PEO
Avg CAP to Other NEO's
Co TSR

Frontier Communications	72	2024 Proxy Statement

Compensation Actually Paid and Net Income
The following graph shows our Compensation actually paid versus Net Income. Our Net Income for 2021 reflects certain “fresh start” accounting adjustments in connection with our emergence from bankruptcy in 2021.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($M)
$40
$35
$30
$25
$20
$15
$10
$5
$0
Net Income ($M)
$6,000
$5,125
$4,250
$3,375
$2,500
$1,625
$750
($125)
($1,000)
$7.9
$3.0
($528)
$17.5
$16.8
$4,955
$16.1
$14.2
$441
$27.9
$4.4
$29
2020
2021
2022
2023
CAP to PEO
Avg CAP to Other NEO's
Net Income

Frontier Communications	73	2024 Proxy Statement

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Jeffery and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s Adjusted EBITDA presented in the graph. While the Company uses several financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted EBITDA when setting goals for the Company’s annual incentive awards as well as using Adjusted Fiber EBITDA for our long-term performance share unit awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” approximately 45% of our annual incentive awards are based on Adjusted EBITDA and 33% of the performance share unit awards are based on Adjusted Fiber EBITDA which is a significant portion of our overall Adjusted EBITDA.

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid ($M)
Adjusted EBITDA ($M)
$40
$35
$30
$25
$20
$15
$10
$5
$0
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,772
$2,475
$2,080
$2,127
$7.9
$3.0
$17.5
$16.8
$16.1
$14.2
$27.9
$4.4
2020
2021
2022
2023
CAP to PEO
Avg CAP to Other NEO's
Adjusted EBITDA

Frontier Communications	74	2024 Proxy Statement

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph shows the Company’s cumulative TSR from May 4, 2021, the date our common stock was listed and began trading on the Nasdaq. This graph also shows the cumulative TSR of the peer group presented for this purpose, the S&P 500 Telecom Services Index. For more information regarding the Company’s performance and the companies that the Compensation Committee considers as part of its peer group when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

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Equity Compensation Plan Information
The following table summarizes compensation plans under which our securities are authorized for issuance as of December 31, 2023.
	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	9,154,211(2)	—	4,308,513(3)
Total	9,154,211	—	4,308,513
(1)	Outstanding RSUs and PSUs have no exercise price.
(2)
Represents outstanding restricted stock units and performance stock units at actual achievement for those paid out in 2024 and at maximum achievement for those paying out after 2024, all granted under the 2021 Management Incentive Plan (MIP), which was approved by the bankruptcy court. The 9,154,211 units consist of 2,468,169 outstanding RSUs and 6,686,042 outstanding PSUs. PSUs include actual payout in 2024 of 3,897,581 shares and maximum payout of 2,788,461 PSUs vesting after 2024.

(3)	Of the 15,600,000 original shares in the 2021 MIP, 4,308,513 units were available to grant as of December 31, 2023.
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4	Proposal Four: Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as described in this proxy statement in accordance with SEC rules. This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity, on a non-binding advisory basis, to express their views on the compensation of our named executive officers. This say-on-pay vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement.
We encourage our stockholders to review the compensation of our named executive officers, as disclosed in the section titled “Executive Compensation” of this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.
As a non-binding advisory vote, this proposal is not binding upon us or our Board of Directors. However, the Compensation and Human Capital Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through this vote. The Board and the Compensation and Human Capital Committee will consider the outcome of this vote in making future compensation decisions and when evaluating our executive compensation program. Accordingly, we ask our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Frontier Communications Parent, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2024 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Taking into consideration the results of the advisory vote on frequency at our 2022 Annual Meeting, our Board determined to hold an advisory say-on-pay vote annually.
BOARD RECOMMENDATION
Our Board unanimously recommends that you vote
FOR
the resolution to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
Frontier Communications	77	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table lists the beneficial ownership of (1) each person who holds more than 5% of Frontier’s outstanding common stock (based on a review of filings made with the SEC on Schedules 13D, 13G and Form 4), (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation”, and (4) all of our directors and executive officers as a group. Except as noted below, the information is as of the record date and the persons named in the table have sole voting and investment power with respect to the Common Stock indicated. As of the record date, there were approximately 248.5 million shares of Frontier common stock, par value $0.01 per share (“Common Stock”) outstanding.
5% Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Ares Management LLC(a)	38,912,895	15.7%
Cerberus Capital Management, L.P.(b)	24,484,559	9.9%
Glendon Capital Management L.P.(c)	24,215,909	9.7%
The Vanguard Group(d)	23,964,203	9.6%
BlackRock Inc.(e)	19,804,218	8.0%
Capital International Investors(f)	17,322,427	7.0%
Non-Employee Directors & Director Nominees(g)
Kevin Beebe	30,313	*
Lisa Chang	23,269	*
Pamela Coe	30,401	*
Stephen Pusey	26,553	*
Margaret M. Smyth	25,976	*
Maryann Turcke	29,767	*
Prat Vemana	23,054	*
Woody Young	--	*
Named Executive Officers and Directors & Executive Officers as a Group(h)
Nick Jeffery(i)	507,126	*
Scott Beasley	180,104	*
Veronica Bloodworth	197,203	*
John Harrobin	104,620	*
Mark Nielsen	134,483	*
All directors and executive officers as a group (21 persons)	3,560,126	1.4%
*	Less than 1%.
Frontier Communications	78	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(a)
The number of shares is as of October 20, 2023 and based on Form 4 filings of Ares Management LLC and various affiliates. The Form 4s update the Schedule 13D filed on May 26, 2023. The acquisition subject to the Schedule 13D was previously reported on Schedule 13G pursuant to a joint filing agreement by various affiliates of Ares Management LLC. The business address of each of the beneficial owners is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(b)
The number of shares is as of November 6, 2023 and based on the Schedule 13D filed on October 26, 2023 by Cerberus Capital Management, L.P., the investment manager to certain affiliated funds (collectively, the “Cerberus Funds”). The acquisition subject to the Schedule 13D was previously reported on Schedule 13G, as amended by Amendment No. 1 as of February 14, 2023. The Schedule 13D discloses that (i) the ownership consists of 24,084,559 shares of common stock and 400,000 shares of common stock underlying options to purchase shares of common stock within 60 days of November 6, 2023, and (ii) Cerberus Capital Management, L.P., as the investment manager to the Cerberus Funds, may be deemed to beneficially own these securities. The business address of the beneficial owners is c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, NY 10022.

(c)
The number of shares is as of December 31, 2023 and based on Amendment No. 3 to the Schedule 13G filed on February 12, 2024 by Glendon Capital Management L.P. The business address of the beneficial owners is 2425 Olympic Blvd., Suite 500E Santa Monica, CA 90404. Such Schedule 13G discloses that Glendon Capital Management L.P. and Holly Kim Olson have shared voting and dispositive power over all of such shares and that G2 Communications L.P. has shared voting and dispositive power over 18,929,968 of such shares.

(d)
The number of shares is as of December 29, 2023 and based on Amendment No. 2 to the Schedule 13G filed on February 13, 2024 by The Vanguard Group. Such Schedule 13G discloses that The Vanguard Group has shared voting power over 73,504 shares, sole dispositive power over 23,672,950 shares and shared dispositive power over 291,253 shares. The business address of the beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.

(e)
The number of shares is as of December 31, 2023 and based on Amendment No. 1 to the Schedule 13G filed on January 25, 2024 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Such Schedule 13G/A discloses that BlackRock, Inc. has sole power to vote or direct the vote of 19,075,486 shares and sole power to dispose or to direct the disposition of 19,804,218 shares. The business address of the beneficial owner is 50 Hudson Yards New York, NY 10001.

(f)
The number of shares is as of December 29, 2023 and based on Amendment No. 1 to the Schedule 13G filed on February 9, 2024 by Capital International Investors. Such Schedule 13G/A discloses that Capital International Investors has sole voting and dispositive power over the shares reported. The business address for Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(g)
The business address of each person listed is c/o Frontier Communications Parent, Inc., 1919 McKinney Avenue, Dallas, TX 75201. Amounts shown for each non-employee director consist solely of shares that have been acquired upon the vesting of RSUs. The director compensation program allows directors to defer receipt of RSUs upon vesting until the earlier of their date of separation from the Board for any reason or upon a change of control. Any vested and deferred RSUs count towards a director’s stock ownership requirement. In addition, amounts shown do not reflect any cash tax elections that may be made by the director with respect to the RSUs vesting on May 30, 2024. Mr. Young joined the Board in February 2024 and will participate in the non-employee director compensation program for 2024.

(h)
The business address of each person listed is c/o Frontier Communications Parent, Inc., 1919 McKinney Avenue, Dallas, TX 75201. Amounts shown for each executive officer, other than Mr. Jeffery, consist solely of shares that have been acquired upon the vesting of RSUs and PSUs and that may be acquired upon the vesting of RSUs on May 8, 2024.

(i)	Consists solely of shares that have been acquired upon the vesting of RSUs and PSUs.
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Related Person Transactions Policy
The Board has adopted a written policy addressing our procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, to which we are a party, that exceeds $120,000 in the aggregate, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest will be subject to review, approval, or ratification by the Audit Committee. All “related persons” must notify the Company’s Chief Legal Officer of any potential related person transaction prior to entering into the transaction so that the Chief Legal Officer may review the facts and circumstances and recommend the matter to the Audit Committee for review as appropriate. In its review of related person transactions, the Audit Committee will review the relevant facts and circumstances of the transaction and will take into account specified factors, where appropriate, based on the particular facts and circumstances, including (i) whether the transaction was undertaken in the ordinary course of business and related considerations, including whether the transaction was arm’s-length and who initiated the transaction, (ii) the “related person’s” interest in the transaction, (iii) the approximate dollar value of the amount involved, particularly as it relates to the “related person”, and the materiality to the Company, and (iv) if applicable, whether the transaction is likely to impair the independence of a director of Frontier.
No member of the Board may participate in the review, approval, or ratification of a transaction with respect to which he or she is a “related person,” although such director can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by members of the Audit Committee or the Board.
For 2023, the Company did not have any related person transactions required to be reported pursuant to its policy or Item 404(a) of Regulation S-K.
Frontier Communications	80	2024 Proxy Statement

Information About The Annual Meeting
This Proxy Statement is being furnished to you in connection with the Board’s solicitation of proxies to be voted at our 2024 Annual Meeting of Stockholders, which is being held on May 15, 2024, at 10:00 a.m. Eastern Time, via the internet at www.virtualshareholdermeeting.com/FYBR2024, and at any adjournments thereof.
This section of the proxy statement reviews important topics such as how to participate in the meeting, how to access our proxy materials, how to vote and how a proposal gets approved. In this section we discuss differences between “registered” and “street name” holders. We refer to those who own Frontier shares in their own name as “registered” holders or “shareholders of record.” We refer to those who own Frontier shares through an account at an intermediary, such as a brokerage firm or bank, as holding shares in “street name” or as “beneficial owners.” This distinction is important for purposes of reviewing the proxy materials and voting your shares.
REVIEWING THE PROXY MATERIALS
This proxy statement includes information about Frontier, describes the proposals to be considered at the meeting and explains the voting process. We encourage you to read it carefully.
Our proxy materials include the following:
•	Our Notice of Annual Meeting of Stockholders;
•	Our Proxy Statement; and
•	Our 2023 Annual Report to Stockholders.
Accessing Proxy Materials
The SEC allows us to deliver proxy materials to stockholders via the Internet. On or about April 3, 2024, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. As set forth in the Notice, we began providing access to the proxy materials on April 3, 2024 at www.proxyvote.com. In addition, the proxy materials are available on the Investor Relations page of our website at
www.frontier.com
. We believe this offers a convenient method for stockholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies. If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.
If you hold Frontier shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Internet Availability of Proxy Materials or the proxy statement and Voting Instruction Form.
Requests for printed copies of the proxy materials can be made by following the instructions provided in the Notice of Internet Availability of Proxy Materials or the Voting Instruction Form, as applicable.
Have you received more than one set of proxy materials?
If two or more Frontier stockholders live in your household, or you maintain more than one stockholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report unless
Frontier Communications	81	2024 Proxy Statement

Information About The Annual Meeting
one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials for each account. Householding will not in any way affect your right to vote.
If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 43006, Providence, RI, 02940-3006; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).
Our householding process does not include accounts that are maintained at a brokerage firm or bank. Stockholders who hold their shares in street name can request information about householding from their banks, brokers or other nominees.
MATTERS TO BE VOTED ON
What matters will be voted on at the Annual Meeting and how does the Board recommend that I vote?
The following matters are scheduled for vote by stockholders at the Annual Meeting:
Meeting Agenda Items		Board Vote Recommendation
Proposal 1	To Elect Ten (10) Directors	FOR each Director Nominee
Proposal 2	To Adopt and Approve the 2024 Management Incentive Plan	FOR this item
Proposal 3	To Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2024	FOR this item
Proposal 4	To Approve, on an Advisory Basis, our Named Executive Officer Compensation	FOR this item
What vote is required for adoption or approval of each matter to be voted on and how will abstentions and broker non-votes be treated?
Proposals 2, 3 and 4 will be determined by a majority of votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. For Proposal 1, directors are elected by a plurality of votes cast. As this is an uncontested election, where the number of director nominees is equal to the number of board seats to be filled, each director will be elected so long as they receive at least one vote.
A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposals 2, 3 and 4, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Votes withheld will have no effect on the election of directors, and abstentions will have no effect on the other proposals to be considered at the Annual Meeting. Broker non-votes will not be counted as votes cast, and therefore will have no effect on Proposals 1, 2 or 4. There will be no broker-non-votes for Proposal 3 as it is considered a routine matter, as described in more detail below under “If I hold my shares in street name, does my broker need instructions in order to vote my shares?”
What is the quorum requirement for our Annual Meeting?
Holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order for action to be taken at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.
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Information About The Annual Meeting
Do stockholders have dissenter’s rights of appraisal?
Stockholders do not have appraisal rights under the Delaware General Corporation Law or under the governing documents of the Company in connection with this solicitation.
VOTING YOUR SHARES
The Board is asking for, or soliciting, a proxy from our stockholders. This section describes the different aspects of the voting process and how proxy voting works:
Who can vote?
You are entitled to vote if you were a holder of our Common Stock as of the record date of March 19, 2024 (the “Record Date”). The Company is authorized to issue 1,750,000,000 shares of Common Stock. At the close of business on the Record Date, there were 248,543,796 shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share of Common Stock held on the Record Date on all matters that may properly come before the Annual Meeting.
What is a proxy?
If you are unable to participate and vote electronically during the virtual meeting, you can tell us exactly how you want us to vote your shares and allow an officer to vote on your behalf. This is referred to as giving us a “proxy.” By instructing a proxy to conduct your vote, you can ensure that your vote is counted.
How do I vote?
We offer the following methods for voting:
	If you are a stockholder of record	If you hold your shares in street name
By Internet	Go to www.proxyvote.com and follow the instructions.	Go to www.proxyvote.com and follow the instructions.
By Telephone	At 1-800-690-6903 for registered holders At 1-800-454-8683 for beneficial holders
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder). The availability of Internet and telephone voting will depend on their voting procedures.

By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder.) The availability of Internet and telephone voting will depend on their voting procedures.

During the Annual Meeting
To vote virtually via the internet at the meeting, please follow the instructions posted at
www.virtualshareholdermeeting.com/FYBR2024
. All votes must be received by the independent inspector before the polls close at the meeting.

To vote virtually via the internet at the meeting, please follow the instructions posted at
www.virtualshareholdermeeting.com/FYBR2024
. All votes must be received by the independent inspector before the polls close at the meeting.

Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet or telephone should understand that there may be costs associated with voting via the Internet or telephone, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Frontier Communications	83	2024 Proxy Statement

Information About The Annual Meeting
If a stockholder neither returns a signed proxy card, votes via the Internet or by telephone, nor participates in the Annual Meeting and votes via the Internet, his or her shares will not be voted.
Is there a deadline for voting?
If you are a stockholder of record, your ability to vote by proxy by internet or telephone will end at 11:59 p.m. Eastern Time on May 14, 2024. If you prefer to vote by mail, you should complete and return the proxy card as soon as possible, so that it is received before the start of the Annual Meeting on May 15, 2024.
You will also be able to vote by attending and voting at the virtual Annual Meeting on May 15, 2024. During the Annual Meeting, the Executive Chairman will announce the opening and closing of the polls. No votes will be accepted after the polls have been closed.
We recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Annual Meeting. If you have already voted your shares prior to the Annual Meeting, you do not need to vote those shares during the annual meeting unless you want to revoke or change your vote.
What if I change my mind after I have voted?
If you change your mind after you have given us your proxy to vote you can amend your voting decision in several ways. We refer to this as “revoking” your proxy. You can revoke your proxy at any time before the Annual Meeting by giving written notice of revocation to our Secretary, at 1919 McKinney Avenue, Dallas, Texas 75201, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by participating in the Annual Meeting and voting virtually via the Internet at www.virtualshareholdermeeting.com/FYBR2024. Participation in the Annual Meeting will not alone constitute revocation of a proxy.
If I hold my shares in street name, does my broker need instructions in order to vote my shares?
If you hold shares of common stock in street name and you do not submit specific voting instructions to your broker, bank or other nominee, how your shares may be voted will depend on the type of proposal. Brokers, banks and other nominees generally will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters.
•
Routine
: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal No. 3) is considered routine
under applicable rules. Your broker, bank or other nominee may vote in their discretion without instruction from you.

•
Non-Routine
: All other matters to be voted on at the Annual Meeting are considered non-routine
under applicable rules. Your broker, bank or other nominee will not be able to vote without instruction from you.

When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide voting instructions, a “broker non-vote” occurs and, as a result, your shares will not be voted on these proposals.
If I hold my shares as a registered stockholder but do not give specific voting instructions, how will my shares be voted?
If you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement. We know of no other business that will be presented at the Annual Meeting. However, the proxy holders may determine in their discretion how to vote your shares on any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be nominated by our Board.
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Information About The Annual Meeting
PARTICIPATING IN THE ANNUAL MEETING
We are pleased to invite stockholders to participate in the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/FYBR2024. We believe hosting a virtual meeting will promote greater stockholder attendance, by enabling stockholders that might not otherwise be able to travel to a physical meeting to attend online, while also reducing the costs of the annual meeting.
To participate in the Annual Meeting, you must be a Frontier stockholder as of the March 19, 2024 record date. You may vote your shares on the virtual meeting website during the Annual Meeting by logging in as a stockholder using the control number you received with our proxy materials. You may also log in as a guest if you do not have your control number, but you will not be able to vote your shares online or submit questions via the virtual meeting website as a guest.
We welcome questions from our stockholders. Questions may be submitted prior to the annual meeting at www.proxyvote.com or you may submit questions in real time during the meeting using the annual meeting website www.virtualshareholdermeeting.com/FYBR/2024.
We have scheduled a general question and answer section at the conclusion of the meeting for matters appropriate for discussion. We have allocated one hour for the meeting, including to address questions.
The following apply to questions submitted for the meeting:
•	We ask each stockholder to limit themselves to one question in order to allow us to answer questions from as many stockholders as possible,
•	Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered together,
•
The Chairman may choose not to address questions if they appear to have been already adequately answered or are not appropriate. Questions regarding personal matters, or that are rude or otherwise in bad taste, and questions regarding general economic, political or industry matters that are not directly related to the business of Frontier will not be answered,

•
If there are matters of individual concern to a stockholder or if a question posed was not otherwise answered, stockholders may contact Investor Relations separately after the annual meeting. Contact details can be found on the Investor Relations page of our website at
www.frontier.com
.

We are committed to affording stockholders the same rights and opportunities to participate as they would have at an in-person meeting. All members of the Board and our executive officers are expected to join the Annual Meeting and we are committed to acknowledging each relevant question that we receive, subjected to the guidelines above.
What if I need technical assistance accessing or participating in the annual meeting?
We will have technicians ready to assist you with any technical difficulties you may have attending the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
On the day of the Annual Meeting, Broadridge Financial Solutions will open the portal in advance of the meeting so that you may have time prior to the meeting to submit questions you may have for the Company. In order to vote or submit a question, you must follow the instructions at www.virtualshareholdermeeting.com/FYBR2024 and will need the control number provided on your Notice, proxy card or voting instruction form.
Frontier Communications	85	2024 Proxy Statement

Information About The Annual Meeting
How do I contact the Transfer Agent?
Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.
If by First Class Mail:
Computershare Investor Services
P.O. Box 43006
Providence, RI 02940-3006
If by Overnight Courier:
Computershare Investor Services
150 Royall Street, Suite 101
Canton, MA 02021
website:
www.computershare.com/investor
Telephone: (800) 736-3001 (in the U.S., Puerto Rico and Canada)
or (781) 575-3100 (outside the U.S., Puerto Rico and Canada)
Frontier Communications	86	2024 Proxy Statement

Additional Information
Annual Report and Company Information
A copy of our 2023 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another copy of our 2023 Annual Report free of charge from:
Frontier Communications Parent, Inc.
Attn: Investor Relations
1919 McKinney Avenue, Dallas, Texas 75201
email: ir@ftr.com
Our proxy materials are also available on the Investor Relations page of our website at
www.frontier.com
. The information on our website is not incorporated herein by reference.
Proposals by Stockholders
Stockholders may present proper proposals for inclusion in our 2025 Proxy Statement and for consideration at the 2025 Annual Meeting of Stockholders by submitting their proposals in writing to the Company in a timely manner.
Our bylaws establish advance notice procedures for stockholders who wish to present a proposal, including the nomination of Directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials. To be eligible to do so, a stockholder must be a stockholder of record as of the date the notice is submitted, as of the record date for the annual meeting and as of the date of the annual meeting. The stockholder must give timely notice to our Secretary in accordance with our bylaws. The notice must be in proper written form in accordance with the procedures set forth in our bylaws, including, if related to a director nomination, a description of the qualifications of the suggested nominee, any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in Frontier.
In addition, the advance notice procedures under our bylaws require that a stockholder seeking to nominate director(s) at an annual meeting (i) include a representation that such stockholder intends to solicit proxies in accordance with, and otherwise comply with, SEC Rule 14a-19, and (ii) provide reasonable documentary evidence that such stockholder has complied with such representations, not less than five business days prior to the meeting or any adjournment or postponement thereof.
These advance notice procedures are separate from the procedures under SEC Rule 14a-8 and Rule 14a-19.
Proposals for the 2025 Annual Meeting Proxy Statement
Rule 14a-8: For a stockholder proposal other than a director nomination to be considered for inclusion in our 2025 Proxy Statement and related materials for consideration at our 2025 Annual Meeting of Stockholders, we must receive the written proposal on or before December 8, 2024. In addition, such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the Corporate Secretary via e-mail at corpsecretary@ftr.com or at Frontier Communications Parent, Inc., 1919 McKinney Avenue, Dallas, Texas 75201.
Advance Notice Procedures: For a stockholder proposal that is not intended to be included in our 2025 proxy statement under Rule 14a-8, and in the case of a nomination of one or more persons for election to the Board pursuant to Rule 14a-19, our bylaws require that the stockholder’s written proposal be submitted to our Secretary at the address above on or after the open of business on January 19, 2025, and on or before the close of business on February 16, 2025. The notice of proposal must meet the applicable requirements set forth in our bylaws.
Frontier Communications	87	2024 Proxy Statement

Additional Information
Solicitation of Proxies
We will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers, and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers, and employees, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $20,000, plus customary disbursements. Banks, brokers, other nominees, fiduciaries, and other custodians have been requested, with respect to shares of record held by them, to forward soliciting material to the beneficial owners of common stock, and these custodians will be reimbursed for their reasonable expenses.
It is important that proxies be returned promptly. Whether or not you plan to attend the virtual annual meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in this Proxy Statement. If you received a copy of the proxy card by mail, you may return your vote via mail.
Frontier Communications	88	2024 Proxy Statement

Annex A
RECONCILIATION OF Non-GAAP Financial Measures
Frontier uses certain non-GAAP financial measures in evaluating its performance and establishing criteria for compensation decisions, including EBITDA and Adjusted EBITDA, which are described below. Management uses these non-GAAP financial measures internally for various purposes, including to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.
EBITDA. We define EBITDA as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization.
Adjusted EBITDA. We define Adjusted EBITDA as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items.
Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations. Management uses EBITDA and Adjusted EBITDA to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.
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Annex A
The following table reconciles EBITDA and Adjusted EBITDA to Net Income (i) on a GAAP basis for the years ended December 31, 2023 (Successor) and December 31, 2022 (Successor), and (ii) on a non-GAAP combined basis for the year ended December 1, 2021. Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the notes thereto, for further discussion regarding the application of fresh start accounting upon Emergence.
$ in millions	For the year ended December 31, 2023 (Successor)	For the year ended December 31, 2022 (Successor)	For the year ended December 31, 2021 (Non-GAAP Combined)
Net income	$29	$441	$4,955
Add back (subtract):
Income tax expense (benefit)	88	158	(50)
Interest expense	653	492	375
Investment and other (income) loss, net	(278)	(554)	4
Pension Settlement Costs	—	55	—
Reorganization items, net	—	—	(4,171)
Operating income	492	592	1,113
Depreciation and amortization	1,415	1,182	1,240
EBITDA	$1,907	$1,774	$2,353

Add back:
Pension/OPEB expense	$41	$61	$81
Restructuring costs and other charges(1)	73	99	28
Rebranding costs	—	32	—
Stock-based compensation expense	108	82	17
Storm-related costs (proceeds)	6	7	(4)
Legal settlements (recoveries)	(8)	25	—
Adjusted EBITDA	$2,127	$2,080	$2,475
(1)	Includes $44 million of lease impairment charges for the year ended December 31, 2022.
Adjusted Fiber EBITDA is presented herein because it is an established metric under our long-term incentive compensation program, including our 2021-2023 performance share units, the results of which are set forth herein.
Adjusted Fiber EBITDA. We define Fiber Adjusted EBITDA as Adjusted EBITDA, as described above, adjusted to exclude (1) revenue and expense from customer services delivered over our copper network and (2) Subsidy and Other Adjusted EBITDA due to subsidy revenue not being technology specific. Revenue is deemed provided over our copper network based on the “last-mile” technology used to connect the customer location. Expenses include Cost of Sales and Service, General and Administrative expense, and Network Cost, all related to maintaining the copper customer base. Adjusted Fiber EBITDA is sometimes referred to as Fiber Adjusted EBITDA.
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Annex A
The following table reconciles Adjusted Fiber EBITDA to Adjusted EBITDA for the years ended December 31, 2023 (Successor) and December 31, 2022 (Successor), and (ii) on a non-GAAP combined basis for the year ended December 1, 2021.
$ in millions	For the year ended December 31, 2023 (Successor)	For the year ended December 31, 2022 (Successor)	For the year ended December 31, 2021 (Non-GAAP Combined)
Adjusted EBITDA	$2,127	$2,080	$2,475
Add back (subtract):
Copper Revenue	(2,679)	(2,964)	(3,284)
Copper Adjusted Operating Costs and Expenses	1,954	2,105	2,245
Subsidy and Other Adjusted EBITDA	(73)	(53)	(332)
Adjusted Fiber EBITDA	$1,329	$1,168	$1,104
Frontier Communications	A-3	2024 Proxy Statement

Annex B
FORM OF 2024 MANAGEMENT INCENTIVE PLAN
FRONTIER COMMUNICATIONS PARENT, INC.

2024 MANAGEMENT INCENTIVE PLAN
Section 1.
Purpose
. The purposes of this Frontier Communications Parent, Inc. 2024 Management Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining employees and directors of, and consultants to, the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company
Section 2.
Definitions
. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium and may be limited to notation on the books and records of the Company.
“Base Salary” means the base salary or wages of the Participant excluding overtime, bonuses, contributions to or benefits under benefit plans, fringe benefits, perquisites, and other such forms of compensation. Base Salary shall include any elective contributions that are paid through a reduction in a Participant’s basic salary and which are not includible in the Participant’s gross income under Sections 125 or 402(e)(3) of the Code.
“Board” shall mean the Board of Directors of the Company.
“Cause” as a reason for a Participant’s termination of employment or service shall, unless otherwise agreed to in writing between the Participant and the Company or a Subsidiary or Affiliate of the Company, have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary or Affiliate of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a Subsidiary or Affiliate of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement “Cause” shall mean the Participant’s: (A) indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or indictment for a crime involving dishonesty, fraud or moral turpitude; (B) willful misconduct, or any dishonest or fraudulent act or omission; (C) violation of any securities or financial reporting laws, rules or regulations or any policy of the Company or a Subsidiary or Affiliate of the Company relating to the foregoing; (D) violation of the policies of the Company or a Subsidiary or Affiliate of the Company on harassment and discrimination; or (E) gross negligence, gross neglect of duties or gross insubordination in the Participant’s performance of duties with the Company or a Subsidiary or Affiliate of the Company.
“Change in Control” shall mean the consummation of any one of the following events:
i.
the acquisition by any Person, entity or affiliated group in one or a series of transactions (other than the Company, any of its Affiliates or any trustee or other fiduciary holding securities under any employee benefit plan of the Company), of more than 50% of the outstanding voting power of the Company;

ii.
a merger, combination, amalgamation, consolidation, or any other transaction in which the holders of the Company’s common stock immediately prior to such transaction do not hold in respect of their holdings of such stock 50% or more of the voting power of the merged, combined, amalgamated, consolidated, or other resulting entity;

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Annex B
iii.
a sale or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company, other than (A) to an Affiliate of the Company or (B) in connection with a spinoff involving an Affiliate of the Company or the then-current shareholders; or

iv.
during any period of two consecutive years, Incumbent Directors cease to constitute at least a majority of the board. “Incumbent Directors” shall mean: (1) the directors who were serving at the beginning of such two-year period, or (2) any directors whose election or nomination was approved by the directors referred to in clause (1) or by a director approved under this clause (2).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) if and to the extent Rule 16b-3 is applicable to the Company and the Plan. If at any time such a committee has not been so designated or is not so composed, the Board shall constitute the Committee.
“Company” shall mean Frontier Communications Parent, Inc., together with any successor thereto.
“Continuous Service” shall mean the absence of any interruption or termination of service as an employee, director or consultant. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, in each case, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or applicable law, or unless provided otherwise pursuant to Company policy, as adopted from time to time; or (iv) in the case of transfer between locations of the Company or between the Company, its Subsidiaries or Affiliates or their respective successors. Changes in status between service as an employee, a director and a consultant will not constitute an interruption of Continuous Service; provided, however, that, unless otherwise determined by the Committee, consultants providing services to the Company or a Subsidiary or Affiliate of the Company for less than 32 hours per month shall incur an interruption of Continuous Service.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean, unless otherwise defined in the applicable Award Agreement (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (1) the closing sale price (excluding any “after hours” trading) of the Shares as reported on the applicable nationally recognized exchange for such date (or if not then trading on the applicable nationally recognized exchange, the closing sale price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, (x) if there were no sales on such date or (y) for the purpose of establishing Fair Market Value in connection with the vesting of an Award or the release of Shares, on the closest preceding date on which there were sales of Shares or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“GAAP” shall mean United States Generally Accepted Accounting Principles.
“Good Reason” as a reason for a Participant’s termination of employment or service shall, unless otherwise agreed to in writing between the Participant and the Company or a Subsidiary or Affiliate of the Company, have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary or Affiliate of the Company. If the Participant is not a party to an employment, severance agreement or similar agreement with the Company or a Subsidiary or Affiliate of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, “Good Reason” shall mean (i) a material reduction (i.e., at least a 10% reduction) by the Company or a Subsidiary or Affiliate of the Company in the Participant’s Base Salary; or (ii) a material diminution in the Participant’s duties and responsibilities; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 60 days after the
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Annex B
initial existence of the occurrence of such facts or circumstances, (b) the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.
“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.
“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.
“Participant” shall mean any (i) employee of, or consultant to, the Company or its Subsidiaries, or non-employee director who is a member of the Board or the board of directors of a Subsidiary of the Company, eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan or (ii) any employee of, or consultant to, an Affiliate, eligible for a cash-settled Performance Award or cash-settled Restricted Stock Unit under Section 5 and selected by the Committee to receive a cash-settled Performance Award or a cash-settled Restricted Stock Unit under the Plan.
“Performance Award” shall mean any right granted under Section 9 of the Plan.
“Performance Criteria” shall mean the measurable criterion or criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based award under the Plan. The Performance Criteria used to establish the Performance Goal(s) may be based on any factors or metrics determined by the Committee in its discretion, whether determined on a GAAP or non-GAAP basis, including but not limited to, any of the following: revenue, operating income, contribution, day sales outstanding, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns (on an absolute or relative basis), profit margin, operating margin, contribution margin, earnings per Share, net earnings, operating earnings, free cash flow, cash flow from operations, earnings before interest, taxes, depreciation and amortization (EBITDA), including adjusted EBITDA, number of customers, operating expenses, capital expenses, customer acquisition costs, Share price, sales, bookings, change in customer base, units passed with fiber, broadband metrics, or market share.
“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, including, without limitation (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based award.
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company and its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company.
“Plan” shall mean this Frontier Communications Parent, Inc. 2024 Management Incentive Plan.
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Annex B
“Prior Plan” shall mean the Frontier Communications Parent, Inc. 2021 Management Incentive Plan.
“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.
“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.
“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” shall mean the common stock of the Company, $0.01 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.
“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
“Subsidiary” of any Person means another Person (other than a natural Person), an aggregate amount of the voting securities, other voting ownership or voting partnership interests, of which is sufficient to elect at least a majority of the Board or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person).
“Substitute Awards” shall mean any Awards granted under Section 4(a)(iii) of the Plan.
Section 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify or determine whether, and to what extent, they have been attained; (x) adopt and approve any supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) in accordance with Section 13(n) of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(a)
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate of the Company, any Participant, any holder or beneficiary of any Award, and any stockholder.

(b)
The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director”, if applicable, or, if applicable, an “outside director” within the meaning of Rule 16b-3 shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(c)	No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.
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(d)
The Committee may delegate to one or more officers of the Company (or, in the case of awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant Awards to Participants who are not executive officers or directors of the Company subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.
(a)	Shares Available.
(i)
Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed the sum of (i) 8,765,000, plus (ii) the number of shares of Shares remaining available for issuance under the Prior Plan as of the Effective Date, plus (iii) the number of Shares that again become available for issuance under Section 4(a)(ii) of this Plan and the Prior Plan; provided, that, subject to adjustment as provided for in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,000,000. Subject to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards (other than Incentive Stock Options) may be granted to any Participant in respect of any fiscal year shall be 1,500,000. Subject to adjustment as provided in Section 4(b), and notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees, but excluding any special committee fees) shall not exceed $1,000,000 (the “Non-Employee Director Compensation Limit”).

(ii)
If any Shares subject to an Award are forfeited, cancelled, or exchanged or if an Award terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, termination or expiration, again be available for Awards under the Plan. For the avoidance of doubt, if two Awards are granted together in tandem, the Shares underlying any portion of the tandem Award which is not exercised or not otherwise settled in Shares will again be available for Awards under the Plan. Upon payment in cash of the benefit provided by any Award granted under this Plan, any Shares that were covered by that Award will again be available for Awards under the Plan. If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate limit described in Section 4(a)(i). Notwithstanding the foregoing, any Shares which (1) are tendered to or withheld by the Company to satisfy payment or applicable tax withholding requirements in connection with the vesting or delivery of an Award, (2) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement, or (3) underlie a Stock Appreciation Right that is settled in Shares, shall not again be available for Awards under the Plan. In addition, Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan, nor shall such number of purchased shares be added to the limit described in Section 4(a)(i).

(iii)
Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)
In the event that an entity acquired by the Company or with which it combines has shares available under a pre-existing plan (“Target Company Plan”) previously approved by stockholders and not adopted in contemplation of such acquisition, merger or other combination, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) (“Assumed Available Shares”) may be used for Awards under this Plan made after such acquisition or merger; provided, however, that Awards using such Assumed Available Shares may not be made after the deadline for new awards or grants under the terms of the Target Company Plan, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such

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acquisition, merger or other combination. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan if such Awards comply with the terms of the Target Company Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)
Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including any appropriate adjustments to the individual limitations applicable to Awards set forth in Section 4(a)(i); provided, however, that any adjustment to such individual limitations will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.

(c)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Subsidiaries (including any prospective employee), or non-employee director who is a member of the Board or the board of directors of a Subsidiary of the Company, shall be eligible to be selected as a Participant and receive any Award as determined by the Committee.
Section 6. Stock Options.
(a)
Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b)
Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c)
Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The applicable Award

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Agreement shall specify the period or periods of Continuous Service by the Participant that is necessary before the Option or installments thereof will become exercisable. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
(d)	Payment.
(i)
No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash, or its equivalent, or (B) subject to the Company’s consent, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (C) subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (D) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), or (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii)
Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7. Stock Appreciation Rights.
(a)
Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b)
Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c)
Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

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Section 8. Restricted Stock and Restricted Stock Units.
(a)
Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)
Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative or the transfer agent shall remove the restrictions relating to the transfer of such Shares.

(c)
Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. No dividends shall paid be on any Shares of Restricted Stock and no dividend equivalents shall be paid on any Restricted Stock Units prior to the vesting of the Restricted Stock or Restricted Stock Units, as applicable.

Section 9. Performance Awards.
(a)
Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)
Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c)	Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.
Section 10. Other Stock-Based Awards.
The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.
Section 11. Amendment and Termination.
(a)
Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which

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may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, (iv) would increase the Non-Employee Director Compensation Limit, or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the applicable nationally recognized exchange, or, if the Shares are not traded on the applicable nationally recognized exchange, the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective as to such Participant without the written consent of the affected Participant, holder or beneficiary.
(b)
Amendments to Awards. The Committee may amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted; provided that any such amendment, alteration, suspension, discontinuance, cancellation, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective as to such Participant without the written consent of the affected Participant, holder or beneficiary.

(c)
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)
Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of this Plan.

Section 12. Change in Control. In the event of a Change in Control, except as otherwise provided by the Committee in an Award Agreement, a Participant’s Awards will be treated as follows:
(a)
If an Award is continued, assumed, replaced, converted or has new rights substituted therefor by the resulting or continuing entity, as determined by the Committee, and in a manner consistent with the requirements of Section 409A of the Code, then any restrictions to which such Award is subject shall not lapse upon a Change in Control and such Awards, as continued, assumed, replaced, converted or substituted, shall continue to be subject to the terms and conditions as in effect immediately prior to the Change in Control; provided, that with respect to any outstanding Award that is subject to Performance Goals, the Committee may provide that such Award will be converted, assumed or replaced by the resulting or continuing entity as if target performance had been achieved as of the date of the Change in Control and such Awards would continue to remain subject to the time-based service requirements, if any. Except as otherwise provided in an Award Agreement, to the extent outstanding Awards granted under this Plan are continued, assumed, replaced, converted or substituted in accordance with this Section 12(a), if a Participant’s employment or service is terminated without Cause by the Company or a Subsidiary or Affiliate of the Company or a Participant terminates his or her employment or service with the Company or a Subsidiary or Affiliate of the Company for Good Reason, in either case, during the two year period immediately following a Change in Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(b)
If Awards are not continued, assumed, replaced, converted or substituted in accordance with Section 12(a), then a Participant’s Awards may be treated in accordance with one or more of the following methods, as determined by the Committee in its sole discretion:

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(i)
The Committee may accelerate the exercisability of, or lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of the Change in Control (with such exercise being contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice to exercise for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void);

(ii)
Any one or more outstanding Awards may be cancelled and the Committee may cause to be paid to the holders thereof, in cash, shares of common stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the fair market value (as determined by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the fair market value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor); and/or

(iii)	The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine.
(c)
Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service but disregarding any future service or performance requirements. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

Section 13. General Provisions.
(a)	Nontransferability.
(i)
Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)
No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate of the Company; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

(iii)
Notwithstanding the foregoing, the Committee may, in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement, provide that Options which are not intended to qualify as Incentive Stock Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, after such time as all vesting conditions with respect to such Option have been satisfied, and subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to: (1) the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate

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Family”); (2) a trust solely for the benefit of the Grantee and his or her Immediate Family; or (3) a partnership, corporation or limited liability company whose only partners, members or stockholders are the Grantee and his or her Immediate Family; (each transferee described in clauses (1), (2) and (3) above is hereinafter referred to as a “Permitted Transferee”); provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.
The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(iv)	Notwithstanding anything to the contrary herein, only gratuitous transfers of Awards shall be permitted. In no event may any Award granted under this Plan be transferred for value.
(b)
Dividend Equivalents. No dividends or dividend equivalents shall paid be on any Award prior to vesting. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award described in Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a deferred basis; provided, that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate.

(c)
No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(d)
Share Certificates. Shares or other securities of the Company or any Subsidiary of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)
Withholding. (i) A Participant may be required to pay to the Company or any Subsidiary or Affiliate of the Company, and the Company or any Subsidiary or Affiliate of the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(i)
Without limiting the generality of clause (i) above, subject to the Company’s consent, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by

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having the Company withhold from the number of Shares otherwise deliverable to the Participant with respect to an Award a number of Shares with a Fair Market Value equal to such withholding liability as determined by the Company, or by such other methods as may be approved by the Committee, including, but not limited to, through a “broker-assisted” cashless exercise.
(ii)
Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 13(a), the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

(f)
Detrimental Activity and Recapture. Awards hereunder shall be subject to cancellation or forfeiture or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant during employment or other service with the Company or a subsidiary, shall engage in activity detrimental to the Company, whether discovered before or after the employment or service period. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provision intended to have a similar effect, upon such terms and conditions as may be required by the Committee under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded, or pursuant to any policy implemented or adopted by the Company.

(g)
Award Agreements. Each Award hereunder that is not immediately vested and delivered as of its date of grant shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(h)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(i)
No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Subsidiary or Affiliate of the Company. Further, the Company or a Subsidiary or Affiliate of the Company may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any applicable employment contract or agreement.

(j)
No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(k)
Governing Law. Unless otherwise provided for in an applicable Award Agreement, the validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(l)
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to

Frontier Communications	B-12	2024 Proxy Statement

Annex B
conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(m)
Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or result in any liability under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(n)
Foreign Employees. In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate of the Company outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(o)
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate of the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate of the Company.

(p)
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(q)
Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(r)
Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 14. Compliance with Section 409A of the Code.
(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such

Frontier Communications	B-13	2024 Proxy Statement

Annex B
Section by the U.S. Department of Treasury or the Internal Revenue Service. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)
Notwithstanding anything to the contrary in the Plan or any award agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant.

(d)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month following separation from service or death.

Section 15. Term of the Plan.
(a)
Effective Date. This Plan was approved by the Board of Directors of the Company on February 12, 2024, and will become effective as of the date it is approved by the Company’s stockholders at the 2024 annual meeting of stockholders (the “Effective Date”). Following the Effective Date, no new awards shall be issued under the Prior Plan.

(b)
Expiration Date. No grant will be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

Frontier Communications	B-14	2024 Proxy Statement

2024 Annual Meeting of Stockholders
10:00 a.m. Eastern Time, May 15, 2024
Virtual Meeting, visit: www.virtualshareholdermeeting.com/FYBR2024

Frontier

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FYBR2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31149-P06132

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER COMMUNICATIONS PARENT, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Withhold**
1a. Kevin L. Beebe	☐	☐	☐
1b. Lisa V. Chang	☐	☐	☐
1c. Pamela L. Coe	☐	☐	☐
1d. Nick Jeffery	☐	☐	☐
1e. Stephen C. Pusey	☐	☐	☐
1f. Margaret M. Smyth	☐	☐	☐
1g. John G. Stratton	☐	☐	☐
1h. Maryann Turcke	☐	☐	☐
1i. Prat Vemana	☐	☐	☐
1j. Woody Young	☐	☐	☐

NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Frontier

Information about Delivery of Stockholder Material

"Householding"
In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report and proxy statement to accounts sharing the same last name and address. If you would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 43006, Providence, RI 02940-3006; by telephone: in the U.S., Puerto Rico and Canada, 800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).

Vote Your Proxy Online
You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com), and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material
After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for "Electronic Delivery" and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V31150-P06132

FRONTIER COMMUNICATIONS PARENT, INC.

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Nick Jeffery, Scott Beasley and Anne Meyer, or any of them with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Parent, Inc. (the "Company") to be held on May 15, 2024, at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/FYBR2024, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.